EXHIBIT 10.35

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS

FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDED AND RESTATED DEVELOPMENT AND COMMERCIALIZATION

AGREEMENT

THIS AMENDED AND RESTATED DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (“Restated Agreement”), dated as of November 7, 2010 (“Restatement Effective Date”), is entered into between XenoPort, Inc., a Delaware corporation having its principal place of business at 3410 Central Expressway, Santa Clara, CA 95051 (“XenoPort”) and Glaxo Group Limited, a company existing under the laws of England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“GSK”). As of the Restatement Effective Date, this Restated Agreement amends and restates the Development and Commercialization Agreement between XenoPort and GSK, dated as of February 7, 2007, as amended by that certain First Amendment to Development and Commercialization Agreement between XenoPort and GSK, dated as of May 4, 2007 (“First Amendment”), and as further amended by that certain Second Amendment to Development and Commercialization Agreement between XenoPort and GSK, dated as of February 13, 2009 (“Second Amendment”) (together with the First Amendment and the Second Amendment, the “Original Agreement”).

BACKGROUND

A. XenoPort has developed a Transported Prodrug™ of gabapentin (as further defined below, the “Product”) for the treatment of restless legs syndrome (“RLS”) and the management of neuropathic pain (which includes post-herpetic neuralgia and diabetic peripheral neuropathy);

B. The Parties (as hereinafter defined) previously entered into the Original Agreement, pursuant to which XenoPort granted to GSK certain rights for the Product worldwide except for the Asian Territory (as hereinafter defined), and pursuant to which GSK and XenoPort were to co-develop and, in certain cases, co-commercialize the Product in the United States, all in accordance with the Original Agreement; and

C. The Parties now desire to amend certain terms of the Original Agreement to provide, among other matters, XenoPort the reversion of all rights for the development and commercialization of the Product in all countries other than the United States and the right to conduct and control activities relating to the development of the Product for Other Indications (as hereinafter defined) in the United States, all on the terms and conditions set forth in this Restated Agreement; and to restate the Original Agreement in its entirety in this Restated Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Restated Agreement, the following capitalized terms will have the meanings set forth in this Article 1 when used in this Restated Agreement.

1.1 “Affiliate” of a Party shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party, as the case may be, for as long as such control exists. As used in this Section 1.1, “control” shall mean: (a) to possess, directly or indirectly, the power to direct the management and policies of such Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital in such Person. A “Controlled Affiliate” is an Affiliate that [… * …].

1.2 “Agreement” shall mean the Original Agreement, as in effect from the Effective Date until the Restatement Effective Date, together with the Restated Agreement, which pursuant to Section 20.1 below replaces the Original Agreement in its entirety as of the Restatement Effective Date.

1.3 “Annual Net Sales” shall mean total Net Sales in the Territory in a particular calendar year.

1.4 “Anti-Kickback Statute” means the Medicare and Medicaid Anti-Kickback Statute set forth at 42 U.S.C. §1320a-7b(b).

1.5 “Applicable Commercial Practices Policies” means the portions as identified by GSK of the Commercial Practices Policies of GSK applicable (and as applied generally to GSK’s own personnel) to the marketing, sale, promotion and detailing of pharmaceutical products, as amended or supplemented by GSK from time to time, a copy of which will be delivered to XenoPort prior to XenoPort Co-Promoting and Detailing the Product in the United States and updated copies will thereafter be delivered to XenoPort as and when amended or supplemented.

1.6 “Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidances, ordinances, judgments, decrees, directives, injunctions, orders, permits (including Marketing Approvals) of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

1.7 “Asian Territory” shall mean Indonesia, Japan, Korea, Philippines, Taiwan and Thailand.

1.8 “Astellas” shall mean Astellas Pharma Inc. and its Affiliates, and any other Third Parties to whom Astellas or XenoPort has granted a right to sell, market, distribute and/or promote a Product in a country in the Asian Territory. To the extent Astellas’ rights in the Asian Territory terminate and XenoPort grants rights to a Third Party, references herein to Astellas shall be deemed to reference such Third Party.

1.9 “Astellas Agreement” shall mean the Distribution and License Agreement, dated December 1, 2005, between XenoPort and Astellas, as amended and in effect from December 1, 2005 until October 31, 2009, together with the Amended and Restated Distribution and License Agreement, dated October 31, 2009, between XenoPort and Astellas.

1.10 “Astellas Know-How” shall mean any scientific, medical, technical, marketing, regulatory and/or other information, data and materials (including, preclinical data, clinical data, clinical pharmacology data and regulatory filings and approvals submitted or obtained, together with its supporting data and regulatory correspondence and rights to reference the same) primarily relating to the Compound and/or any Product, which is Controlled by Astellas as of the Effective Date or during the Term; provided, however, that [… * …].

1.11 “Call” shall mean a face-to-face meeting in an individual, hospital or group setting between a Sales Representative and one or more members of the Target Audience.

1.12 “Change of Control” shall mean either: (a) a sale of all or substantially all of the assets of a Party in one or a series of integrated transactions not in the ordinary course of business to a Third Party; or (b) the acquisition of a Party by a Third Party by means of any transaction or series of related transactions to which such Party is a party (including, any stock acquisition, merger or consolidation). For clarity, a Change of Control would not include any transaction or series of transactions in which the holders of voting securities of a Party outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Party held by such holders prior to such transaction, fifty percent (50%) or more of the total voting power represented by the voting securities of the acquiring entity outstanding immediately after such transaction or series of transactions.

1.13 “Closing Date” shall mean March 2, 2007.

1.14 “Commercially Reasonable Efforts” shall mean that level of efforts and resources consistent with the usual practice followed by a Party in the exercise of reasonable business discretion relating to other pharmaceutical products owned by it or to which it has exclusive rights, which is of similar market potential and at a similar stage in development or product life, taking into

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account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the products (including, without limitation, pricing and reimbursement status achieved), and other relevant factors, including without limitation technical, legal, scientific, and/or medical factors.

1.15 “Compound” shall mean that certain compound, referred to internally at XenoPort as XP13512, the structure of which is set forth on Exhibit 1.15, and all esters, hydrates, metabolites [… * …], salts, solvates, isomers and/or mixtures of isomers thereof.

1.16 “Control” (including any variations such as “Controlled” and “Controlling”), in the context of intellectual property rights of a Party, shall mean that such Party or its Controlled Affiliate owns or possesses rights to intellectual property sufficient to grant the applicable license under this Agreement, without violating the terms of an agreement with a Third Party.

1.17 “Co-Promotion” (including any variations such as “Co-Promote”) shall mean those promotional and sales activities undertaken by a pharmaceutical company’s sales force in concert with at least one other pharmaceutical company’s sales force in a single territory to implement the marketing and/or sales plans with respect to a particular prescription pharmaceutical product under the same trademark in such territory.

1.18 “Data” shall mean any and all research data, pharmacology data, preclinical data, clinical data and/or all regulatory documentation, information and submissions pertaining to, or made in association with, an IND, Marketing Approval Application, Marketing Approval or the like for the Product, in each case that are Controlled by a Party or its Controlled Affiliates as of the Effective Date or during the Term.

1.19 “Data Package” for a clinical trial shall mean the audited and statistically validated data tables, listings and figures from the applicable clinical trial, together with written summaries (including patient accountability, demographics, baseline characteristics and the primary and second endpoints (including safety)) of the study outcomes of such clinical trial.

1.20 “Detail” (including any variations such as “Detailing”) shall mean that part of the activity undertaken by a Sales Representative during a Call whereby a Sales Representative, who has been trained with respect to the Product in accordance with Section 5.4(c), makes a face-to-face presentation: (a) describing [… * …] (b) which may also include [… * …]; and (c) in accordance with the [… * …]. [… * …], shall not constitute a Detail. [… * …] shall not constitute a Detail. [… * …] As used herein, a [… * …] in which [… * …] (as consistent with industry norms) [… * …], and a [… * …] in which [… * …]

1.21 [… * …] shall mean: [… * …].

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

1.22 “Effective Date” shall mean February 7, 2007, the effective date of the Original Agreement.

1.23 “Existing Phase III Studies” shall mean those certain Phase III clinical studies being conducted by XenoPort as of the Effective Date and described on Exhibit 4.3(a) as follows: (a) Study No. XP052, “Pivotal Study in RLS”; (b) Study No. XP053, “Pivotal Study in RLS”; and (c) Study No. XP060, “Maintenance of Effect Study in RLS.”

1.24 “FDA” shall mean the United States Food and Drug Administration, or any successor entity thereto performing similar functions.

1.25 “FD&C Act” means the federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder from time to time.

1.26 “Field” shall mean the diagnosis, palliation, treatment and/or prevention of any disease or health condition in humans.

1.27 “Filing” of an NDA shall be deemed to occur on the date of receipt of written notice of acceptance from the FDA in the United States of such NDA for substantive review.

1.28 “First Commercial Sale” shall mean, on a Product-by-Product basis, the first bona fide, arm’s length sale of a Product in the Territory following receipt of Marketing Approval of such Product in such country for use or consumption by the general public of such Product in such country; provided that the First Commercial Sale of the Product in the Territory for a particular indication shall be deemed to occur upon the First Commercial Sale of a Product with labeling for such indication. Sales of a Product for registration samples, compassionate use sales, named patient use, inter-company transfers to Affiliates of a Party and the like will not constitute a First Commercial Sale.

1.29 “GSK Know-How” shall mean all scientific, medical, technical, marketing, regulatory and other information primarily relating to the Product (including Data), which are Controlled by GSK or its Controlled Affiliates during the Term, that are needed by or reasonably useful to XenoPort in order for XenoPort to exercise its rights (including the conduct of activities directed towards developing Products for commercialization outside the Territory and/or the commercialization of Products outside the Territory) or perform its obligations under this Agreement and the Astellas Agreement; provided, however, that [… * …].

1.30 “GSK Trademarks” shall mean the Trademarks Controlled by GSK or its Controlled Affiliates as of the Effective Date or during the Term, which are used with the Products in the Field in the Territory.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

1.31 “IND” shall mean any Investigational New Drug Application (including any amendments thereto) filed with the FDA pursuant to 21 C.F.R. §321 before the commencement of clinical trials of a Product, or any comparable filings with any Regulatory Authority in any other jurisdiction.

1.32 “Major Pharmaceutical Company” shall mean a company that is engaged in the business of selling pharmaceutical products, whose revenues from such sales (on a consolidated basis in the last full fiscal year prior to the closing of any Change of Control) was in excess of [… * …]. Any Affiliate of such company shall be deemed to be a Major Pharmaceutical Company.

1.33 “Marketing Approval” shall mean all approvals, licenses, registrations or authorizations of the Regulatory Authority in a country, necessary for the manufacture, use, storage, import, marketing and sale of a Product in such country. For countries where governmental or other similar approval of pricing and/or reimbursement is required for marketing in such country, Marketing Approval shall not be deemed to occur until such pricing or reimbursement approval is obtained. Notwithstanding the foregoing, Marketing Approval shall be deemed to have occurred for a particular indication for a Product in such jurisdiction upon the First Commercial Sale of such Product in such jurisdiction with labeling for such indication.

1.34 “Marketing Approval Application” (or “MAA”) shall mean a NDA submitted to the FDA in the United States or a corresponding application for Marketing Approval that has been submitted to a Regulatory Authority in any other country.

1.35 “NDA” shall mean a New Drug Application or supplemental New Drug Application as defined in Title 21 of the U.S. Code of Federal Regulations, Section 314.50, et seq., which is filed with the FDA in order to gain the FDA’s approval to commercialize a pharmaceutical product in the United States for the indications set forth in the New Drug Application or supplemental New Drug Application.

1.36 “Net Sales” shall mean the gross invoice price by GSK or its Affiliates or Sublicensees, as the case may be, for all Products sold by GSK, its Affiliates or Sublicensees (“Selling Party”) under this Agreement in the Territory in arm’s length sales to Third Parties less the following deductions that are actually incurred, allowed, paid, accrued or specifically allocated to the extent that such amounts are deducted from gross invoiced sales amounts as reported by the Selling Party in its financial statements in accordance with the International Financial Reporting Standards (“IFRS”), applied on a consistent basis:

(a) trade, quantity and cash discounts and allowances;

(b) credits, rebates and charge backs or equivalents thereof (including those to managed-care entities, national, state/provincial, local and other governments, their agencies and purchasers, and to trade customers);

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(c) allowances or credits to customers on account of rejection or returns (including wholesaler and retailer returns), retroactive price reductions affecting such Product or billing errors;

(d) freight, postage and duties, and transportation charges relating to such Product (including handling and insurance thereto) separately identified on the invoice or other documentation maintained in the ordinary course of business;

(e) sales (such as value-added tax or its equivalent) and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and any other governmental charges imposed upon the sale of a Product to Third Parties;

(f) commissions allowed or paid to Third Party wholesalers, or other similar Third Party distributors, in each case who do not engage in marketing or promotion of the Product;

(g) [… * …] bad debt reported [… * …] in which [… * …] or [… * …] or [… * …] in which [… * …]; and

(h) any other items actually deducted from (and therefore not included as) gross invoiced sales amounts in determining revenue, and not otherwise included as an item of income or the like, as reported by a Selling Party in its financial statements in accordance with the IFRS, applied on a consistent basis.

Sales between GSK and its Affiliates or Sublicensees for resale shall be excluded from the computation of Net Sales, and no payments will be payable on such sales except where such Affiliates or Sublicensees are end users. If a Product is sold or transferred for consideration other than cash, the Net Sales from such sale or transfer shall be deemed the then fair market value of such Product. [… * …]

In the event that [… * …] the Net Sales [… * …] shall be [… * …] during the applicable reporting period [… * …] in which [… * …]. If [… * …], then Net Sales for purposes of [… * …] shall be [… * …] on the [… * …] shall not [… * …]. If [… * …] as provided in this paragraph, the matter shall be resolved in accordance with Section 18.2 below.

1.37 “Neuropathic Pain Indication” shall mean an indication for the Product involving [… * …].

1.38 “Other Indication(s)” shall mean any indication for the Product other than RLS or PHN, but only to the extent [… * …]. For clarity, [… * …] shall be deemed an Other Indication.

1.39 “Party” shall mean XenoPort or GSK individually, and “Parties” shall mean XenoPort and GSK collectively.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

1.40 “Patent(s)” shall mean any patents and patent applications, together with all additions, divisions, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions, registrations, patent term extensions, supplemental protection certificates and renewals of any of the foregoing.

1.41 “PDMA” means the federal Prescription Drug Marketing Act of 1987, as amended, and the regulations promulgated thereunder from time to time.

1.42 “Person” means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any government or regulatory administrative or political subdivision or agency, department or instrumentality thereof.

1.43 “Phase I” shall mean a human clinical trial, the principal purpose of which is to demonstrate safety, tolerability and pharmacokinetics of the Product in volunteer or patient subjects, as further described in 21 C.F.R. §312.21(a) (including, any such clinical study in any country other than the United States).

1.44 “Phase III” shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy of the Product in patients with the disease being studied, as further described in 21 C.F.R. §312.21(c) (including, any such clinical study in any country other than the United States), which is designed and intended to be of a size and statistical power sufficient to serve as a pivotal study to support the filing of an MAA for the indication being studied.

1.45 “Phase IV” shall mean a human clinical trial conducted with respect to a Product: (a) after [… * …]; (b) within the [… * …]; and (c) intended as [… * …]. Phase IV studies may include, for example, [… * …], and the like. Except [… * …], Phase IV studies shall not include any human clinical trials: (i) [… * …]; and/or (ii) from which [… * …] for the purposes of: [… * …] or [… * …] provided that in the case of paragraph (ii), [… * …].

1.46 “PhRMA Code” means the PhRMA Code on Interactions with Health Care Professionals, as amended.

1.47 “Product” shall mean any pharmaceutical product containing the Compound, alone or in combination with one or more other active pharmaceutical ingredients, in any dosage form or formulation.

1.48 “Promotional Materials” means all written, printed, video or graphic advertising, promotional, educational and communication materials [… * …] for marketing, advertising, promotion and sale of the Product for use in the United States (a) [… * …].

1.49 “Regulatory Authority” shall mean the FDA, or a regulatory body with similar regulatory authority in any other jurisdiction.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

1.50 “Regulatory Filing” means all approvals, licenses, registrations, submissions and authorizations made to or received from a Regulatory Authority in a country necessary for the development, manufacture and/or commercialization of a pharmaceutical product, including any INDs, Marketing Approval Applications and Marketing Approvals.

1.51 “RLS Indication” shall mean an indication for the Product involving RLS.

1.52 “ROW Licensee” shall mean any Third Party to whom XenoPort has granted a right to sell, market, distribute and/or promote a Product in a country or countries outside the Territory after the Restatement Effective Date.

1.53 “Sales Representative” shall mean a professional pharmaceutical sales representative engaged or employed by either Party to conduct sales activities and other promotional efforts with respect to the Product.

1.54 “Samples” shall mean individual physician sample units of the Product.

1.55 “Sublicensee” shall mean a Third Party to whom GSK has granted a right to sell, market, distribute and/or promote a Product in the Territory pursuant to Section 2.2 and “Sublicense” shall mean an agreement or arrangement between GSK and a Sublicensee granting such rights. As used in this Agreement, “Sublicensee” shall not include a wholesaler or reseller of a Product who does not market or promote such Product.

1.56 “Target Audience” means those health care professionals legally permitted to prescribe the Product, or issue hospital orders for the Product, in each case in the United States, or those other allied professionals that are part of the treatment team and who are recognized for this purpose in the Co-Promotion Plan.

1.57 “Territory” shall mean the United States.

1.58 “Third Party” shall mean any Person other than XenoPort, GSK and their respective Affiliates.

1.59 “Trademarks” means registered and unregistered trademarks, including words and logos, and any applications for registrations thereof, and intellectual property rights residing in such trademarks, including copyrights and design rights.

1.60 “United States” or “U.S.” means the fifty (50) states of the United States of America and the District of Columbia and the territories of the United States of America.

1.61 “XenoPort Know-How” shall mean, subject to Section 4.8(b)(iii), all scientific, medical, technical, regulatory and other information primarily relating to the Compound and the Product (including the Data), which are Controlled by XenoPort or its Controlled Affiliates as of the

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Effective Date or during the Term, that were generated or utilized by XenoPort or its Controlled Affiliates in developing or producing the Product or are otherwise reasonably necessary for GSK to exercise its rights or perform its obligations under this Agreement; provided, however, that [… * …].

1.62 “XenoPort Patents” shall mean: (a) the Patents Controlled by XenoPort or its Controlled Affiliates listed on Exhibit 1.62, together with all additions, divisions, continuations, substitutions, re-issues, re-examinations, extensions, registrations, patent term extensions, supplemental protection certificates and renewals of any such Patents; and (b) all [… * …], subject to Section 4.8(b)(iii).

1.63 “XenoPort Trademarks” shall mean the Trademarks Controlled by XenoPort or its Controlled Affiliates and reflected in Exhibit 1.63 hereto, the applications for which have been filed in the name of XenoPort, or another mutually agreed Trademark Controlled by XenoPort or its Affiliates, in each case for use with the Products in the Field in the Territory.

1.64 Additional Definitions. Each of the following terms shall have the meaning described in the corresponding section of this Agreement indicated below:

Term	Section Defined
Acquired Party	9.1(c)
[… * …]	Exhibit 6.5
[… * …]	4.4(a)(ii)
Additional Post-Approval Trial	4.4(c)
[… * …]	5.2(e)
Aggregate Loss Carry Forward	6.5(d)
Alliance Manager	3.7
Auditor	7.4(a) / 7.4(b)
Clinical Materials	10.3(a)
[… * …]	1.36
Commercialization Party	12.7(a)
Commercialization Plan	5.1(b)
Committee	3.4(a)
[… * …]	6.2(c)(i)
Competitive Compound	12.3(a)
[… * …]	6.2(c)(ii)
Confidential Information	11.1
Continuing Party	9.1(c)
Controlled Affiliate	1.1
Cooperating Party	11.5
Co-Promotion Agreement	5.5

Term	Section Defined
Co-Promotion Commencement Date	5.2(a)
Co-Promotion Commencement Date Notice	5.2(a)
Co-Promotion Option	5.2(a)
Co-Promotion Plan	5.2(b)
Co-Promotion Year	5.2(d)(i)
[… * …]	Exhibit 6.5
Damages	12.4
Development Plan	4.1(a)
[… * …]	6.2(c)(iii) / 6.2(c)(iv)
[… * …]	4.4(e)
Dispute	18.1
[… * …]	1.37
[… * …]	3.6
Executive Steering Committee / ESC	3.1(a)
First Amendment	Introduction
First Profitable Quarter	6.5(d)
Generic Competition	6.4(c)
Generic Product	6.4(c)

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Term	Section Defined
GSK	Introduction
GSK Indemnitees	17.2
[… * …]	4.8(b)(iii)
GSK Operating Expenses	6.5(c)
GSK Prosecuted XP Patents	12.2(a)
IFRS	1.36
[… * …]	12.1
[… * …]	12.1
Indemnitee	17.3
Indemnitor	17.3
Independent Trial	2.4(a)
Independent Trial Notice	2.4(a)
[… * …]	Exhibit 5
Infringement	12.3(a)
Infringement Actions	12.4
Initial Clinical Studies and Activities	4.3(a)
[… * …]	6.2(c)(v)
JAMS	18.2
Joint Commercialization Committee / JCC	3.3(a)
Joint Development Committee / JDC	3.2(a)
Joint P&L	6.5(c)
[… * …]	6.2(c)(vi)
Liabilities	17.1
[… * …]	Exhibit 6.5
[… * …]	5.2(d)(ii)
[… * …]	5.2(e)
New Technology Election Notice	12.7(a)
[… * …]	2.4(a)
Operating Profit or Loss	Exhibit 6.5
Operating Profits/Loss Percentage	6.5(c)
Option Exercise Date	5.2(a)
Original Agreement	Introduction
Other Indication NDAs	4.6(b)
Other Indication Regulatory Filings	4.6(a)(ii)
[… * …]	Exhibit 6.5
Parties	1.39
Payment Report	6.3(b)
Personnel	5.4(h)

Term	Section Defined
Pharmacovigilance Agreement	4.12(c)
[… * …]	1.37
[… * …]	4.4(a)(i)
[… * …]	6.2(c)(vii)
Pre-Co-Promotion Period	5.2(a)
[… * …]	1.20
Product	Background
Product Materials	15.2(g)
Prosecute and Maintain	12.2(a)
Prosecution and Maintenance	12.2(a)
Requesting Party	11.5
Responsible Party	4.7(c)
Restated Agreement	Introduction
Restatement Effective Date	Introduction
RLS	Background
[… * …]	Exhibit 6.5
Second Amendment	Introduction
[… * …]	1.20
Selling Party	1.36
[… * …]	3.6
Specifications	10.3(e)
Subcommittee	3.1(c)
Sublicense	1.55
Sublicensing Party	12.7
[… * …]	14.1
Third Party Claim	17.1
[… * …]	4.8(b)(iii)
Third Party Royalties	6.4(a)
Third Party Technology	12.7
[… * …]	10.3(a)
[… * …]	1.37
[… * …]	2.4(b)
Wind-down Period	15.2(a)(ii)
Withdrawal Notice	3.4(b)
[… * …]	6.2(c)(viii)
XenoPort	Introduction
XenoPort House Marks	13.3
XenoPort Indemnitees	17.1
XenoPort Operating Expenses	6.5(c)
[… * …]	12.2(b)

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Term	Section Defined
XenoPort Trademarks Option	13.2

ARTICLE II

GRANT OF LICENSE

2.1 License; Reversion.

(a) License. Subject to the terms and conditions of this Agreement, XenoPort hereby grants to GSK an exclusive license, with the right to grant sublicenses as provided in Section 2.2, under the XenoPort Patents and XenoPort Know-How to develop, use, make, have made, offer for sale, sell, import, market, distribute and promote the Compound and Products, in each case solely in the Field in the Territory. In addition, XenoPort hereby grants to GSK a non-exclusive license, with the right to sublicense as provided in Section 2.2, under the XenoPort Patents and XenoPort Know-How to make and have made the Compound and Products in countries outside the Territory, other than the Asian Territory, solely for commercialization, sale and/or use of the Product within the Territory in the Field. The rights and licenses granted to GSK in the first sentence of this Section 2.1(a) shall be exclusive even as to XenoPort, except that XenoPort retains the right: (i) [… * …] or, [… * …]; (ii) [… * …]; and (iii) [… * …].

(b) Reversion of Rights. It is understood that as of the Effective Date, XenoPort granted to GSK certain licenses and rights to develop and commercialize the Compound and all Products in all countries worldwide except for the Asian Territory under the Original Agreement. As of the Restatement Effective Date, except as expressly provided in Section 2.1(a) above, all licenses and rights granted by XenoPort to GSK under the Original Agreement (including the licenses and rights granted by XenoPort to GSK pursuant to Sections 2.1 and 2.2 of the Original Agreement) with respect to the Compound and all Products in all countries other than the United States shall terminate immediately and all such licenses and rights with respect to the Compound and Product shall revert back to XenoPort. In connection with such termination and reversion, the provisions set forth in Exhibit 2.1 attached to this Agreement are hereby incorporated by reference and shall be deemed to be part of the body of this Agreement as if such provisions were set forth herein in their entirety.

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2.2 Sublicensees.

(a) GSK shall have the right to sublicense its rights under this Agreement: (i) in the Territory to its Affiliates; and (ii) to Third Parties to permit such Third Parties to provide services to and on behalf of GSK relating to the manufacturing or development of the Product; in each case of (i) and (ii), without the consent of XenoPort. GSK may sublicense its rights as provided in this Section 2.2(a) to such Affiliates solely for so long as such Person remains an Affiliate.

(b) Except as otherwise provided in Section 2.2(a), GSK may engage Sublicensees and grant Sublicenses in the Territory [… * …]. To the extent [… * …]. In addition, [… * …]. Promptly following the execution of each Sublicense as provided in this Section 2.2(b), [… * …].

2.3 Activities Outside the Territory.

(a) GSK agrees that neither it, nor any of its Controlled Affiliates, will sell or provide the Compound or the Products to any Third Party if GSK or its relevant Controlled Affiliate knows, or has reason to believe, that the Compound and/or the Products, as the case may be, sold or provided to such Third Party would be sold or transferred, directly or indirectly, for use outside the Territory.

(b) XenoPort agrees that it and its Affiliates will not, and that it will use Commercially Reasonable Efforts to exercise its rights under any agreements with Astellas (including the Astellas Agreement) and any ROW Licensees to cause Astellas and such ROW Licensee(s) not to, sell or provide the Compound or the Product to any Third Party if XenoPort, its relevant Affiliate or Astellas or such ROW Licensee knows, or has reason to believe, that the Compound and/or the Products, as the case may be, sold or provided to such Third Party would be sold or transferred, directly or indirectly, for use in the Territory; provided, however, that nothing in this Agreement (including this Section 2.3(b)) shall be deemed [… * …]

(c) Subject to [… * …] with respect to [… * …], XenoPort agrees to keep GSK reasonably informed through the JDC of [… * …] directed to [… * …] to the extent XenoPort [… * …].

2.4	Independent Trials.

(a) If XenoPort, Astellas and/or any ROW Licensee proposes to conduct a human clinical trial with respect to a Product [… * …] that is directed to [… * …] (an “Independent Trial”), then XenoPort shall [… * …] to the initiation of such Independent Trial (such notice, an “Independent Trial Notice”) and provide to GSK, together with such Independent Trial Notice [… * …] for such Independent Trial. If GSK [… * …], then GSK may [… * …]. If GSK delivers to XenoPort such [… * …], XenoPort, Astellas or such ROW Licensee (respectively) shall [… * …]. For clarity, it is understood that [… * …] shall not apply with respect to [… * …].

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(b) Notwithstanding the foregoing, it is understood and agreed that [… * …] shall not apply with respect to any clinical trial to be conducted [… * …] by XenoPort or [… * …]. Nonetheless, XenoPort represents to GSK that XenoPort [… * …]. Subject to the first sentence of this Section 2.4(b), XenoPort agrees to [… * …] or the [… * …].

2.5 No Other Rights. Except for the rights and licenses expressly granted in this Agreement, XenoPort retains all rights under its intellectual property, and no additional rights shall be deemed granted to GSK by implication, estoppel or otherwise. For clarity, the licenses and rights granted in this Agreement shall not be construed to convey any licenses or rights under the XenoPort Patents with respect to any active pharmaceutical ingredient other than the Compound.

ARTICLE III

GOVERNANCE

3.1 Executive Steering Committee.

(a) Establishment. Within thirty (30) days following the Closing Date, XenoPort and GSK shall establish an Executive Steering Committee (“Executive Steering Committee” or “ESC”) to oversee, review and coordinate the activities of the Parties under this Agreement, including, the development of the Product for registration, and the marketing, commercialization and distribution of Products, in the Field in the Territory, as set forth in and subject to the provisions of this Article 3.

(b) Duties. The ESC shall:

(i) Review and approve material changes to the Development Plan;

(ii) Review and, in the event XenoPort has exercised the Co-Promotion Option as provided in Section 5.2(a), approve material changes to the Commercialization Plan for the United States;

(iii) Intentionally Omitted;

(iv) Provide a forum for the Parties to exchange information and coordinate their respective activities with respect to matters pertaining to the development, manufacture, marketing and distribution of the Products for the Territory, and matters pertaining to Regulatory Filings for the Product in the Territory;

(v) Provide a forum for resolving matters to be decided by the JDC or JCC under this Agreement;

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(vi) Provide a forum to review with XenoPort decisions by GSK regarding material development, regulatory, manufacturing and commercial matters pertaining to the Product for the Territory that are not decided by the JDC or the JCC; and

(vii) Perform such other duties as are specifically assigned to the ESC in this Agreement.

(c) Subcommittees. From time to time, the ESC may establish subcommittees to oversee particular projects or activities within the scope of authority of the ESC, as it deems necessary or advisable (each, a “Subcommittee”). Each Subcommittee shall consist of such number of representatives of each Party as the ESC determines is appropriate from time to time. Each Subcommittee shall meet with such frequency as the ESC shall determine. Each Subcommittee shall operate by unanimous vote in all decisions, with each Party having one (1) vote and with at least one (1) representative from each Party participating in such vote. If, with respect to a matter that is subject to a Subcommittee’s decision-making authority, the Subcommittee cannot reach unanimity, the matter shall be referred to the ESC, which shall resolve such matter in accordance with Section 3.6.

3.2 Joint Development Committee.

(a) Establishment. Within thirty (30) days following the Closing Date, GSK and XenoPort shall establish a joint development committee (“Joint Development Committee” or “JDC”) to plan, oversee and coordinate the conduct of the development activities for the Product in the Territory, as set forth in and subject to the provisions of this Article 3.

(b) Duties. The JDC shall:

(i) Subject to oversight by the ESC, determine the Development Plan in accordance with Section 4.1;

(ii) Subject to and within the parameters of the Development Plan:

(A) Oversee the implementation of the Development Plan, allocate responsibilities to each Party in connection with executing the Development Plan and review each Party’s execution of its responsibilities under the Development Plan (including review of the clinical trials conducted by each Party pursuant to the Development Plan); and

(B) Approve certain regulatory matters as provided in Section 4.7 below;

(iii) Present any proposed revisions or amendments to the Development Plan, and the results of development efforts, to the ESC as needed, but no less frequently than once each calendar half-year;

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(iv) Determine [… * …];

(v) Oversee XenoPort’s conduct of the Initial Clinical Studies and Activities and XenoPort’s development activities for the Product for any Other Indication in the Territory; and

(vi) Perform such other duties as are specifically assigned to the JDC in this Agreement or delegated to the JDC by the ESC.

3.3 Joint Commercialization Committee.

(a) Establishment. From and after the Restatement Effective Date, GSK and XenoPort shall maintain a joint commercialization committee (“Joint Commercialization Committee” or “JCC”) to oversee the conduct of the commercialization, marketing and Co-Promotion activities for Products in the United States.

(b) Duties. The JCC shall:

(i) Subject to oversight by the ESC, review and approve the Commercialization Plan for the United States developed by GSK in accordance with Section 5.1(b);

(ii) Review and approve the Co-Promotion Plan developed in accordance with Sections 5.2(b) and 5.2(c); and

(iii) Perform such other duties as are specifically assigned to the JCC in this Agreement or delegated to the JCC by the ESC.

3.4 Committee Membership.

(a) Membership. Subject to Section 3.4(b), the ESC, JDC and JCC (each, a “Committee”) shall each be composed of an equal number of representatives from each of GSK and XenoPort, selected by such Party. Unless the Parties otherwise agree, the exact number of representatives for each of GSK and XenoPort shall be: (a) with respect to the ESC, subject to Section 3.4(b), two (2) representatives, at least one (1) of whom shall be [… * …], or a delegate of such [… * …] (or representative of [… * …]; provided that such delegate shall [… * …]; and (b) with respect to the JDC and the JCC, three (3) representatives, at least one (1) of whom shall [… * …], or a delegate of such [… * …] (or representative of [… * …]); provided that such delegate shall be [… * …]. Either Party may replace its respective Committee representatives at any time with prior written notice to the other Party; provided that the criteria for composition of each Committee set forth in the preceding sentence continues to be satisfied following any such replacement of a Party’s representative on any such Committee. Each Committee will be chaired by a GSK representative and GSK may, from time to time and in its sole discretion, change the representative who serves as the chairperson on any Committee with prior written notice to XenoPort.

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(b) Withdrawal from Committees. At any time during the Term and for any reason, XenoPort shall have the right to withdraw from participation in the Committees upon written notice to GSK, which notice shall be effective immediately upon receipt (“Withdrawal Notice”). Following the issuance of a Withdrawal Notice and subject to this Section 3.4(b), XenoPort’s representatives to the Committees shall not participate in any meetings of the Committees, nor shall XenoPort have any right to vote on decisions within the authority of the Committees. If, at any time, following the issuance of a Withdrawal Notice, XenoPort wishes to resume participation in the Committees, XenoPort shall notify GSK in writing and, thereafter, XenoPort’s representatives to the Committees shall be entitled to attend any subsequent meeting of the Committees and to participate in the activities of, and decision-making by, the Committees as provided in this Article 3 as if a Withdrawal Notice had not been issued by XenoPort pursuant to this Section 3.4(b). Following XenoPort’s issuance of a Withdrawal Notice pursuant to this Section 3.4(b), unless and until XenoPort resumes participation in the Committees in accordance with this Section 3.4(b): (i) all meetings of the Committees shall be held at GSK’s facilities; (ii) GSK shall have the right to make the final decision on all matters within the scope of authority of the Committees [… * …]; (iii) XenoPort shall have the right to continue to receive the minutes of Committee meetings, but shall not have the right to approve the minutes for any Committee meeting held after XenoPort’s issuance of a Withdrawal Notice.

3.5 Committee Meetings. The ESC shall meet at least once each calendar half-year, or more or less often as otherwise agreed to by the Parties. The JDC and, from and after such time as is appropriate, the JCC shall meet at least once each calendar quarter, or more or less often as otherwise agreed to by the Parties. All Committee meetings may be conducted by telephone, video-conference or in person as determined by the applicable Committee; provided, however, that each Committee shall meet in person at least twice each calendar year, unless the Parties mutually agree to meet by alternative means. Unless otherwise agreed by the Parties, all in-person meetings for each Committee shall be held on an alternating basis between XenoPort’s facilities and GSK’s facilities. Each Party shall bear its own personnel and travel costs and expenses relating to Committee meetings. With the consent of the Parties (not to be unreasonably withheld or delayed), other employee representatives of the Parties may attend any Committee meeting as non-voting observers. Minutes of each Committee meeting will be prepared by the chairperson and distributed to the members of the applicable Committee for review and comment within twenty (20) days after each meeting of the applicable Committee, and will be approved as the first order of business at the immediately succeeding Committee meeting.

3.6 Decision-Making. Subject to Section 3.4(b), decisions of each Committee shall be [… * …]. In the event the JDC or the JCC [… * …] with respect to a particular matter within its authority, then upon request by either Party, such matter shall be referred to the ESC for resolution. In the event that the ESC [… * …] with respect to a particular matter [… * …] as requested by [… * …]. The Parties’ [… * …] to resolve such matter; provided, however that with respect to [… * …]. If, [… * …] are unable to resolve such matter [… * …]

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(a) Subject to [… * …], the [… * …] and (ii) subject to sub-clause (i) of clause (b) below, [… * …]; and

(b) the [… * …] and (ii) any matter to the extent such matter relates to any issue to be decided by the ESC [… * …]. For clarity, [… * …].

In each case, [… * …]. [… * …]. Notwithstanding the foregoing, [… * …] under clause (a) or (b) above in a manner [… * …].

3.7 Alliance Managers. Within thirty (30) days following the Closing Date, each Party shall appoint a representative (“Alliance Manager”) to facilitate communications between the Parties (including coordinating the exchange of Data and Know-How of each Party as required under this Agreement) and to act as a liaison between the Parties with respect to such other matters as the Parties may mutually agree in order to maximize the efficiency of the collaboration. Each Party may replace its Alliance Manager with an alternative representative satisfying the requirements of this Section 3.7 at any time with prior written notice to the other Party.

3.8 Scope of Governance. Notwithstanding the creation of the ESC, JDC and JCC, each Party shall retain the rights, powers and discretion granted to it hereunder, and no Committee shall be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. No Committee shall have the power to amend or modify this Agreement, and no decision of any Committee shall be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by the ESC, JDC and JCC, as applicable, are only those specific issues that are expressly provided in this Agreement to be decided by the ESC, JDC and JCC, as applicable. For clarity but in any event [… * …], it is understood that the ESC, JDC and JCC shall not have authority over activities of XenoPort that are directed to the development and/or commercialization of the Compound or Products for use outside the Territory or that are conducted pursuant to an agreement with Astellas or an ROW Licensee.

ARTICLE IV

DEVELOPMENT AND REGULATORY ACTIVITIES

4.1 Development Plans.

(a) Initial Development Plan. An initial development plan for the collaboration as of the Effective Date is attached to this Agreement as Exhibit 4.1 (“Development Plan”) and sets out separately the development activities to be conducted by each Party under this Agreement. Within [… * …] the Closing Date, the JDC shall review and finalize the details of the Development Plan, which shall be consistent with the Development Plan in Exhibit 4.1.

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(b) Scope of Development Plan Following Restatement Effective Date. From and after the Restatement Effective Date, the Development Plan will reflect: (i) [… * …]; and (ii) [… * …].

(c) Changes to a Development Plan. The JDC shall review the Development Plan on an ongoing basis, and in no event less frequently than [… * …]. The JDC may propose to the ESC revisions to the then-current Development Plan; provided, however, the [… * …].

(d) Conduct of Activities. Each Party shall conduct those activities allocated to such Party under the Development Plan [… * …]. On and from the Restatement Effective Date, each Party shall also use Commercially Reasonable Efforts to comply [… * …] in conducting activities allocated to it hereunder, [… * …]; provided that, in any event, XenoPort’s obligations under this Section 4.1(d) [… * …] shall be limited to the extent that [… * …].

4.2 Development Activities of GSK.

(a) Conduct of Development Activities. Except as provided in Sections 4.3 and 4.4 below, GSK shall, at its expense, use Commercially Reasonable Efforts to carry out all clinical development and other activities required to obtain Marketing Approvals for the Product in the Territory. GSK shall carry out all such activities for the RLS Indications and the Undifferentiated PHN Indications in accordance with the then-current Development Plan and the provisions of this Agreement. For the avoidance of doubt and with the exception of providing Clinical Materials as provided in Section 10.3 below, neither GSK nor any of its Affiliates shall have any obligation under this Agreement to carry out any development activities required to obtain Marketing Approvals for the Product with respect to any Other Indications.

(b) Diligence. Except as provided in Sections 4.3, 4.4(b) and 4.4(e) below, GSK shall use Commercially Reasonable Efforts to achieve the goals of the then-current Development Plan in accordance with the timelines specified therein and to realize the commercial opportunity for the Product in other indications.

4.3 Development Activities of XenoPort.

(a) Existing Phase III Studies; Initial Clinical Studies and Activities. Except as otherwise mutually agreed, XenoPort shall, at its expense and with oversight by the JDC, continue to conduct the Existing Phase III Studies and those other clinical studies and activities listed on Exhibit 4.3(a) to this Agreement (collectively, the “Initial Clinical Studies and Activities”). XenoPort shall make reasonable modifications to the protocols for such Initial Clinical Studies and Activities, as requested by GSK from time to time; provided, however, that [… * …]. Notwithstanding the foregoing, [… * …] Existing Phase III Study [… * …] of such modifications. In addition, XenoPort shall [… * …] the Initial Clinical Studies and Activities but excluding the Existing Phase III Studies, [… * …].

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(b) Diligence. XenoPort shall use Commercially Reasonable Efforts to conduct and complete the Initial Clinical Studies and Activities in order to achieve the goals of the then-current Development Plan in accordance with the timelines specified therein.

4.4 PHN; Other Indications.

(a) PHN.

(i) GSK shall [… * …]; provided that [… * …]. Notwithstanding the foregoing, [… * …].

(ii) Notwithstanding Section 4.4(a)(i) above, if: (A) [… * …] prior to granting Marketing Approval for the Product for PHN in the United States, or (B) [… * …], then, [… * …]. It is understood that, [… * …].

(b) Other Indications. From and after the Restatement Effective Date, XenoPort shall have the right to conduct, at its expense with oversight of the JDC and pursuant to the Development Plan, any further development and other activities required to obtain Marketing Approvals in the Territory for a Product with respect to any Other Indication(s); provided, however, that [… * …]. [… * …]

(c) Certain Additional Post-Approval Trials. Notwithstanding Section 4.4(b) above, [… * …] the conduct of any clinical and/or preclinical studies after Marketing Approval of the Product in the United States for PHN or an Other Indication (such as preclinical studies to establish pediatric dosing and the like) (each, an “Additional Post-Approval Trial”), then the Development Plan shall be amended accordingly pursuant to Section 4.1(c) above and, as between the Parties, GSK shall be responsible for the conduct of such trials and studies, in accordance with the Development Plan; provided that [… * …].

(d) Costs of [… * …] Additional Post-Approval Trials. Notwithstanding [… * …] Additional Post-Approval Trials shall be [… * …] incurred by the Parties in connection with any [… * …]; provided that [… * …].

(e) Differentiated Profile Trials. It is understood that XenoPort shall have the right, at its option and expense, to conduct clinical trial(s) directed to establishing a Differentiated Profile for a Neuropathic Pain Indication. Notwithstanding the foregoing, [… * …] XenoPort shall [… * …]. In such case, [… * …]. For clarity, it is understood that [… * …].

4.5 Change in Formulation. Before [… * …], GSK shall discuss the proposed [… * …] with XenoPort at the ESC and [… * …]. Subject to the foregoing, XenoPort agrees that GSK may [… * …] that were so discussed [… * …] by the ESC.

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4.6 Regulatory Matters.

(a) Assignment of Regulatory Filings.

(i) At a reasonable time [… * …], XenoPort shall assign or cause to be assigned to GSK all Regulatory Filings for the Compound in the Territory; provided, however, that, [… * …] XenoPort shall maintain [… * …]. Notwithstanding the foregoing, it is understood that XenoPort may [… * …] and/or [… * …] provided that, [… * …] For such purposes, [… * …] at which XenoPort [… * …].

(ii) Notwithstanding Section 4.6(a)(i) above, at a reasonable time after the Restatement Effective Date, but in any case no later than [… * …], GSK shall assign (or cause to be assigned) any and all INDs and/or other Regulatory Filings pertaining to the Product for any Other Indication filed by GSK, or any of its Affiliates or Sublicensees in the Territory (together with any Regulatory Filings filed, or authorized to be filed, by XenoPort in the Territory with respect to Other Indications collectively, the “Other Indication Regulatory Filings”); provided, however, [… * …]; and provided further, that [… * …]. Further, it is understood that, following the Restatement Effective Date: (A) XenoPort may file (or authorize the filing of) additional INDs and other Regulatory Filings to conduct the clinical trials and other activities pertaining to the Product for any Other Indication set out in the then-current Development Plan, or that XenoPort is otherwise permitted to conduct pursuant to Section 4.4(b) or 2.1(a); and (B) without limiting the last sentence of this Section 4.6(a)(ii), Section 4.6(b) or Section 4.9 below, GSK shall not be obligated to file (or authorize the filing of) additional INDs or other Regulatory Filings to support the clinical trials and other activities described in the preceding clause (A). Notwithstanding the foregoing and without limiting Section 4.9 below, GSK shall cooperate with and assist XenoPort (or its designee) and shall take those actions reasonably necessary to allow XenoPort to conduct clinical trials and other activities in the Territory [… * …].

(iii) Except to the extent required or, if agreed to by the Parties [… * …] useful, for XenoPort to continue to conduct development activities for Other Indications [… * …], upon GSK’s written request, XenoPort shall assign (or cause to be assigned) to GSK the Regulatory Filings with respect to an Other Indication in the Territory in connection with the filing of an NDA for the Product for such Other Indication in the Territory in accordance with Section 4.6(b) below.

(b) Responsibility for Regulatory Filings. Except for [… * …] or [… * …], GSK shall be responsible, [… * …] for publishing, submitting, obtaining, and maintaining all Regulatory Filings (including any Other Indication NDAs for each Other Indication [… * …]) for the Compound and Products in the Territory. Notwithstanding the foregoing sentence, [… * …] for such Other Indication and with respect to any Regulatory Filings or activities [… * …]. XenoPort shall be responsible for [… * …] of each NDA for Other Indications (collectively, the “Other Indication NDAs”) in accordance with [… * …]. In addition, XenoPort shall be responsible for: [… * …]. It is understood that GSK shall have the right to [… * …], and to file in GSK’s name each Other Indication NDA. After such Other Indication NDA is filed, [… * …] with respect to such

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Other Indication NDA and [… * …] Other Indication and [… * …] in the Territory. GSK [… * …]. [… * …].

4.7 Regulatory Cooperation. [… * …], GSK shall be responsible for liaising with and managing all interactions with Regulatory Authorities in the Territory, including with respect to all Regulatory Filings for Product in the Territory, other than [… * …], and XenoPort shall be entitled to participate in such interactions as provided in Section 4.7(a) below. With respect to [… * …], XenoPort shall [… * …]; provided that [… * …].

(a) Involvement of XenoPort. With respect to those interactions with the Regulatory Authorities in the Territory [… * …], and to the extent relating to the Product within the Territory, GSK shall provide XenoPort with:

(i) reasonable advanced notice [… * …] of substantive meetings with [… * …], that are either scheduled with, or initiated by or under the authority of, GSK or its Affiliates;

(ii) an opportunity to have [… * …] representatives attend, and [… * …], all substantive meetings with [… * …]; and in any case, GSK shall keep the JDC informed as to all material interactions with Regulatory Authorities in the Territory; and

(iii) a copy of any material documents, information and correspondence submitted to a [… * …] relating to Regulatory Filings for the Product in the Territory as soon as reasonably practicable.

The JDC shall approve the overall strategy and positioning of all [… * …] Regulatory Filings with such [… * …], based upon reasonably detailed reports and summaries of such submissions and filings presented to the JDC by GSK. In connection with such review, [… * …]

(b) Involvement by GSK. With respect to the Regulatory Filings in the Territory maintained by XenoPort under Section 4.6(a), Regulatory Filings relating to the trials permitted to be conducted by XenoPort in the Territory under Section 2.1(a) and Section 4.4 above and any regulatory matters (including regulatory strategy) within the Territory as described in Section 4.6(b) for which XenoPort is the lead party, XenoPort shall provide GSK with:

(i) reasonable advanced notice [… * …] of substantive meetings with a [… * …] that are either scheduled with, or initiated by or under the authority of, XenoPort or its Affiliates relating to such Regulatory Filings;

(ii) an opportunity to have [… * …] representatives attend, and [… * …], all substantive meetings with such [… * …] relating to such Regulatory Filings; and in any case, XenoPort shall keep the JDC informed as to all material interactions with such Regulatory Authority relating to such Regulatory Filings in the Territory; and

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(iii) a copy of any material documents, information and correspondence submitted to such [… * …] relating to such Regulatory Filings in the Territory as soon as reasonably practicable.

(c) Cooperation and Assistance. With respect to those interactions with Regulatory Authorities in the Territory for which a Party (the “Responsible Party”) is primarily responsible, the other Party will provide reasonable cooperation and assistance to the Responsible Party in the event that the Responsible Party must respond to questions from Regulatory Authorities in the Territory concerning development activities conducted by or on behalf of the other Party with the Compound or Product.

(d) Other Regulatory Matters. Each Party will promptly provide the other Party with copies of all material documents, information and correspondence received from a Regulatory Authority (including a written summary of any material communications in which such other Party did not participate) within the Territory and, upon reasonable request, with copies of any other documents, reports and communications from or to any Regulatory Authority within the Territory relating to the Compound, the Product and/or activities under this Agreement.

4.8 Exchange of Data and Know-How.

(a) By XenoPort. Promptly following the Closing Date, XenoPort will make available to GSK, at no cost or expense to GSK, all XenoPort Know-How that is necessary, or materially useful, for GSK to develop and/or commercialize the Compound and Products in the Territory, including all Data from any and all clinical trials (including the Initial Clinical Studies and Activities) and preclinical studies and non-clinical development work for the Compound and Products that have been obtained by XenoPort as of the Effective Date.

(b) By Either Party.

(i) During the Term, each Party shall provide to the other Party all such Party’s Know-How (i.e., in case of XenoPort, XenoPort Know-How, and in the case of GSK, all GSK Know-How) and that has not previously been provided hereunder, in each case promptly upon request by the other Party. The Party providing such Party’s Know-How shall provide the same in electronic form to the extent the same exists in electronic form, and shall provide copies as reasonably requested and an opportunity for the other Party or its designee to inspect (and copy) all other materials comprising such Know-How (including for example, original patient report forms and other original source data). The Parties will cooperate and reasonably agree upon formats and procedures to facilitate the orderly and efficient exchange of the XenoPort Know-How and the GSK Know-How.

(ii) [… * …]; provided that [… * …] or [… * …] For the avoidance of doubt, [… * …]. Accordingly, and consistent with the proviso in the first sentence of this Section 4.8(b)(ii), XenoPort shall [… * …].

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(iii) [… * …], XenoPort may [… * …] in accordance with this Section 4.8(b)(iii). [… * …]; provided that [… * …]. If requested, [… * …]. Except as provided in this Section 4.8(b)(iii), [… * …]. For clarity, it is understood that [… * …].

(c) Provision of Data to JDC. Upon request by the JDC, each Party shall promptly provide the JDC with summaries in reasonable detail of all Data generated or obtained in the course of such Party’s performance of activities under a Development Plan.

4.9 Sharing of Regulatory Filings. Without limiting Section 4.8 above, each Party shall permit the other to access, and shall provide the other Party with sufficient rights to reference and use in association with exercising its rights and performing its obligations under this Agreement [… * …], all of such Party’s, and its Affiliates’ (and, to the extent it has the right to do so, its Sublicensees’), Data, Regulatory Filings and regulatory communications associated with any submissions of MAAs or other approvals for the Product in the Territory. Without limiting the foregoing, each Party shall permit the other to access and shall provide such other Party with sufficient rights to reference and use, in support of MAAs filed and Marketing Approvals received by or on behalf of the other Party, any Regulatory Filings relating to the Compound or a Product in the Territory and/or, upon the other Party’s request, shall obtain from a Regulatory Authority any certificate or other documentation (including, a Certificate of Pharmaceutical Product) that may be requested or required by a Regulatory Authority for such purposes. Notwithstanding the foregoing, and excluding any Regulatory Filings made available to XenoPort pursuant to Section 2.1(b) and Exhibit 2.1, GSK shall be obligated to [… * …]

4.10 Inspection Right.

(a) Inspection by Astellas or ROW Licensee.

(i) To the extent any Regulatory Authority [… * …] requests an audit of the clinical trial sites and/or manufacturing sites in the Territory [… * …], GSK shall permit such Regulatory Authority and XenoPort [… * …] to enter the relevant clinical trial sites and, if applicable, manufacturing sites of GSK and its Affiliates during normal business hours and upon reasonable advance notice to inspect and verify compliance with applicable regulatory requirements. GSK shall, at XenoPort’s expense, provide reasonable assistance for a full and correct carrying out of the inspection. Such inspection shall not relieve GSK of any of its obligations under this Agreement.

(ii) Diligence. GSK shall use Commercially Reasonable Efforts to secure the rights set forth in Section 4.10(a)(i) from GSK’s Sublicensees, trial sites and other contractors for the Product. In the event GSK is unable to secure such inspection rights from any of its Sublicensees, trial sites or contractors, GSK agrees to secure such rights for itself and, [… * …] GSK shall exercise such rights [… * …] and fully report the results thereof to XenoPort and as applicable, Astellas and such ROW Licensee.

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(b) Inspection by GSK.

(i) To the extent any Regulatory Authority [… * …] requests an audit of the clinical trial sites and/or manufacturing sites outside the Territory [… * …], XenoPort shall permit such Regulatory Authority to enter the relevant clinical trial sites and, if applicable, manufacturing sites of XenoPort and its Affiliates during normal business hours and upon reasonable advance notice to inspect and verify compliance with applicable regulatory requirements. XenoPort shall, at GSK’s expense, provide reasonable assistance for a full and correct carrying out of the inspection. Such inspection shall not relieve XenoPort of any of its obligations under this Agreement.

(ii) Diligence. XenoPort shall use Commercially Reasonable Efforts to secure the rights set forth in Section 4.10(b)(i) from ROW Licensees, trial sites and other contractors for the Product. In the event XenoPort is unable to secure such inspection rights from any of its ROW Licensees, trial sites or contractors, XenoPort agrees to secure such rights for itself and, [… * …] XenoPort shall exercise such rights [… * …] and fully report the results thereof to GSK.

4.11 Clinical Trial Register. Notwithstanding anything in this Agreement to the contrary, including Article XI, GSK shall have the right to publish in its clinical trial register the results or summaries of the results of all clinical trials for the Compound and Products conducted: (a) by either Party in the Territory pursuant to this Agreement (including any clinical trials conducted by XenoPort to support an application for Marketing Approval in the Territory for the Product for an Other Indication); and (b) by [… * …] provided, however, that [… * …]. The Parties will discuss the process for [… * …]. Further, notwithstanding anything in this Agreement to contrary, including Article XI, each Party shall have the right to submit and publish information pertaining to any clinical trials involving the Product as necessary to meet such Party’s obligations under Applicable Law as the sponsor of such clinical trials, including publication of any such clinical studies and the results thereof on clinicaltrials.gov (or any substitute website established by the FDA or another Regulatory Authority for similar purposes).

4.12 Reporting.

(a) Initial Pharmacovigilance Agreement. The Parties acknowledge that certain Safety Data Exchange Agreement, dated May 30, 2007, by and between the Parties, which was entered into pursuant to the terms of Section 4.12(a) of the Original Agreement, and that such Agreement expired by its terms upon the transfer of all INDs relating to the Compound and the Products from XenoPort to GSK pursuant to Section 4.6(a)(i).

(b) Adverse Event Reporting. Effective as of the Restatement Effective Date, as between the Parties: (i) XenoPort shall be responsible for [… * …] (ii) GSK shall continue to be responsible for [… * …] and (iii) GSK shall be responsible for [… * …]. For the purposes of clarity only, GSK shall be responsible for [… * …].

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(c) Pharmacovigilance Agreement. Within ninety (90) days after the Restatement Effective Date, the Parties shall enter into a pharmacovigilance agreement (the “Pharmacovigilance Agreement”) on terms no less stringent than those required by ICH guidelines, including: (i) providing detailed procedures regarding the maintenance of core safety information and the exchange of safety data relating to the Compound and the Products within and outside the Territory within appropriate timeframes and in an appropriate format to enable each Party to meet both its expedited and periodic regulatory reporting requirements; and (ii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities where XenoPort expects to conduct development activities for the Product as set forth in Section 4.4 (or other development activities in the Territory pursuant to Section 2.1(a)) for the reporting of safety data in accordance with standards stipulated in the Applicable Law (including FDA and ICH Guidelines), and all applicable regulatory and legal requirements regarding the management of safety data. Upon request by either Party from time to time, the Parties shall reasonably amend such Pharmacovigilance Agreement to comply with any such Applicable law, including such regulatory and legal requirements.

(d) Global Safety Database. GSK shall maintain the global safety database with respect to the Product [… * …] The Parties agree to [… * …] enable GSK to maintain such global safety database for [… * …].

ARTICLE V

COMMERCIALIZATION AND PROMOTION

5.1 GSK Commercialization of Product.

(a) GSK’s Responsibility. Except as provided below, GSK shall have sole responsibility for the commercialization, distribution, marketing and promotion of the Products in the Field in the Territory. Further, regardless of whether XenoPort exercises the Co-Promotion Option as provided in Section 5.2 below, during the Term, GSK will have the exclusive right and responsibility in the Territory for the following:

(i) establishing pricing and reimbursement for Product;

(ii) managed care contracting for Product;

(iii) receiving, accepting and filling orders for Product from customers;

(iv) distributing Product to customers;

(v) controlling invoicing, order processing and collecting accounts receivable for sales of Product; and

(vi) recording sales of Product in the Territory in its books of account for sales.

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(b) Commercialization Plan. At least [… * …], GSK shall prepare [… * …] a plan setting forth the strategic plan for the marketing, promotion and commercialization of the Products in [… * …], which plan shall be in reasonable scope and detail (the “Commercialization Plan”); provided, however, that the [… * …]; provided further that [… * …] with respect thereto, [… * …]. The Commercialization Plan (and any revisions thereto) shall be presented by GSK to the ESC or the JCC [… * …], as applicable. The ESC and the JCC [… * …] shall review and revise the Commercialization Plan on an ongoing basis, and in no event less frequently than once each calendar year. Subject to Section 5.2, GSK shall carry out all marketing, promotion and commercialization of the Products in the Territory in accordance with the then-current Commercialization Plan and the provisions of this Agreement.

5.2 Co-Promotion Option of XenoPort.

(a) Exercise of Co-Promotion Option. The Parties acknowledge that on April 13, 2009 (the “Option Exercise Date”), XenoPort exercised its non-sublicensable option to Co-Promote the Product with GSK in the United States (“Co-Promotion Option”) in accordance with the terms and conditions of this Article 5. Accordingly, XenoPort will have an exclusive right to Co-Promote and Detail the Product with GSK in the United States until [… * …]. Notwithstanding the foregoing, XenoPort shall have a period of three (3) years from the date of GSK’s receipt of the first (1st) Marketing Approval for the Product in the Territory for the RLS Indication (the “Pre-Co-Promotion Period”) to commence the Co-Promotion and Detailing of the Product with GSK in the Territory as provided herein. XenoPort shall notify GSK in writing [… * …] (such written notice, the “Co-Promotion Commencement Date Notice” and such date, the “Co-Promotion Commencement Date”), which Co-Promotion Commencement Date must be prior to the expiration of the Pre- Co-Promotion Period. In the event that XenoPort does not provide written notice to GSK of the Co-Promotion Commencement Date as provided in this Section 5.2(a) or if XenoPort does not - commence the Co-Promotion and Detailing of the Product in the Territory as provided herein by the Co-Promotion Commencement Date, XenoPort will have no right to Co-Promote or Detail the Product with GSK in the United States, and GSK will have no further obligation with respect to the Co-Promotion Option.

(b) Co-Promotion Plan. The Parties acknowledge that, as XenoPort has exercised its Co-Promotion Option on the Option Exercise Date, [… * …] consistent with the Commercialization Plan for the United States (“Co-Promotion Plan”),which set out in reasonable detail: (i) [… * …] in connection with the Co-Promotion [… * …] (ii) [… * …] (iii) [… * …] and (iv) [… * …]

(c) Changes to the Co-Promotion Plan. After the approval of the initial Co-Promotion Plan, the JCC shall review and amend if necessary the Co-Promotion Plan on an ongoing basis and in no event less frequently than [… * …].

(d) Sales Efforts.

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(i) During each Co-Promotion Year, the Parties shall each use Commercially Reasonable Efforts to Co-Promote and Detail the Product in the United States pursuant to the terms and conditions hereof and the then-current Co-Promotion Plan. The JCC will agree upon and monitor each Party’s Co-Promotion and Detailing activities for each Co-Promotion Year. “Co-Promotion Year” shall mean, for the calendar year in which the Parties are first engaged in Co-Promotion, the portion of the calendar year remaining after (and including) the Co-Promotion Commencement Date, and shall mean the relevant January 1 through December 31 calendar year, or pro rata portion thereof, for all subsequent calendar years until the expiration or earlier termination of XenoPort’s right to Co-Promote the Product as provided herein.

(ii) During any Co-Promotion Year, XenoPort shall use Commercially Reasonable Efforts to [… * …] the Co-Promotion Plan approved by the JCC [… * …].

(iii) The Co-Promotion Plan approved by the JCC for each Co-Promotion Year shall: (A) specify [… * …] to be provided [… * …] the number of Sales Representatives [… * …] (B) [… * …] in a manner that ensures [… * …] to be provided [… * …] and (C) to the extent [… * …] Sales Representatives that [… * …].

(e) Sales Efforts of XenoPort. In the event that XenoPort provides a Co-Promotion Commencement Date Notice to GSK as provided in Section 5.2(a), then together with such Co-Promotion Commencement Date Notice, XenoPort shall notify GSK of the number of Sales Representatives that XenoPort elects to deploy from and after the Co-Promotion Commencement Date for the Product, provided that [… * …]. Promptly after the Co-Promotion Commencement Date, XenoPort will [… * …] of Sales Representatives that XenoPort so elects; provided that upon written request to GSK by XenoPort, it may take [… * …] of Sales Representatives to provide Details of the Product in accordance with the Co-Promotion Plan. XenoPort shall, as requested by GSK, within [… * …] provided that, subject to [… * …] Sales Representatives that XenoPort deploys [… * …]. In the event that XenoPort desires to increase the number of XenoPort Sales Representatives who Detail and Co-Promote Product [… * …] in accordance with the Co-Promotion Plan, [… * …] Co-Promoting and Detailing the Product as provided herein [… * …]. In the event that GSK does not agree to using such Additional Sales Representatives in the Co-Promotion and Detailing of the Product, XenoPort will [… * …].

(f) Costs of Co-Promotion. The Parties acknowledge that because XenoPort has exercised its Co-Promotion Option on the Option Exercise Date as provided in Section 5.2(a), then as of the Option Exercise Date and continuing until [… * …], the Parties shall [… * …], notwithstanding that the Co-Promotion Commencement Date did not occur as of the Option Exercise Date or Restatement Effective Date and may not occur prior to the First Commercial Sale. If XenoPort commences the Co-Promotion and Detailing of the Product by the Co-Promotion Commencement Date, GSK shall [… * …] in accordance with the Co-Promotion Plan [… * …]. Such [… * …].

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(g) Co-Promotion Coordination. GSK shall be responsible for developing the strategies and programs to carry out the Co-Promotion activities, including the assignment of sales activities in accordance with the Commercialization Plan for the United States and Co-Promotion Plan.

5.3 [Intentionally Omitted.]

5.4 XenoPort Sales Representatives.

(a) Qualifications. All XenoPort Sales Representatives Co-Promoting and Detailing Product shall be required to have comparable educational qualifications and experience as GSK requires for its own Sales Representatives. Such XenoPort Sales Representatives shall be subject to a reasonable proficiency examination relevant to the Product in the same manner as GSK’s Sales Representatives.

(b) No Contract Sales Force. XenoPort shall not be permitted to use a contract sales force to fulfill its Co-Promotion and Detailing responsibilities with respect to the Product under this Agreement.

(c) Training. GSK shall provide the same sales training on the Product for XenoPort Sales Representatives who will be Co-Promoting and Detailing the Product as the training on the Product that GSK provides to its own Sales Representatives who promote and Detail the Product in the United States. XenoPort shall be responsible for causing its Sales Representatives to attend and successfully complete the GSK training program prior to such Sales Representatives Co-Promoting and Detailing Product in the United States. The Parties acknowledge and agree that in order for a XenoPort Sales Representative to be deemed to have successfully completed the training, such XenoPort Sales Representative must demonstrate thorough knowledge of the medical and technical aspects of the Product and the Applicable Commercial Practices Policies and must achieve scores on certifications for the Product at similar rates to those required for GSK sales representatives who are Co-Promoting and Detailing the Product. XenoPort Sales Representatives will be entitled to attend those sections of national and regional sales or plan of action meetings for GSK Sales Representatives, except [… * …]. The costs of such sales training for XenoPort Sales Representatives for the Product and attendance at meetings shall be included as a Marketing Expense; provided, however, that each Party shall [… * …].

(d) Timing. XenoPort and GSK shall cooperate to have the XenoPort Sales Representatives hired and trained as provided in this Agreement [… * …].

(e) Compensation and Bonus System for Sales Representatives. The Parties acknowledge that in order to attract and retain professional Sales Representatives, there may be a degree of discrepancy between the compensation and bonus incentive structure for GSK’s Sales Representatives and the compensation and bonus incentive structure for XenoPort’s Sales Representatives. To ensure consistency of efforts between the Sales Representatives of the Parties,

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each Party agrees that in designing such Party’s compensation and bonus incentive structure, each Party will give due consideration to the effect that such Party’s compensation and bonus structure may have on the other Party’s sales force, provided however, that [… * …].

(f) XenoPort Salaries and Wages. XenoPort acknowledges and agrees that it will be solely responsible for paying all salaries, wages, benefits and other compensation that its employees, including XenoPort Sales Representatives, may be entitled to receive in connection with providing services under this Agreement.

(g) Support. Except as otherwise agreed, XenoPort shall be solely responsible for providing its own equipment, automobiles, offices and fixtures, working facilities, and such other facilities, services and support as may be required for XenoPort Sales Representatives Co-Promoting and Detailing Product as provided in this Agreement and pursuant to the Co-Promotion Plan.

(h) No Employment by GSK. For the avoidance of doubt, XenoPort Sales Representatives will not be, and will not be considered or deemed to be, employees of GSK for any purpose. GSK is engaging XenoPort hereunder, and XenoPort will perform its obligations hereunder, strictly as an “independent contractor.” Sales Representatives and any other employee or agent that is involved in performing XenoPort’s obligations under this Agreement (collectively, “Personnel”) will not be, and will not be considered or deemed to be, employees of GSK for any purpose. GSK will not have any responsibility for the hiring, termination, compensation, benefits or other conditions of employment or engagement of the Personnel of XenoPort.

(i) GSK Benefit Plans. Personnel of XenoPort are not eligible to participate in any benefit programs offered by GSK to its employees, or in any pension plans, profit sharing plans, insurance plans or any other employee benefit plans offered from time to time by GSK to its employees. XenoPort acknowledges and agrees that GSK does not, and will not, maintain or procure any workers’ compensation or unemployment compensation insurance for or on behalf of the XenoPort’s employees, including, without limitation, XenoPort Sales Representatives.

(j) Management of Sales Representatives. XenoPort will be responsible for supervising its Sales Representatives. In connection therewith, at all times that XenoPort is Co-Promoting and Detailing the Product, XenoPort will provide a sufficient number of full time employees to serve as district managers. XenoPort may, but will not be obligated to, designate one (1) or more full time employees to serve as regional directors having the responsibility for supervising a group of its district managers in a particular geographic region of the United States. XenoPort will provide GSK with contact information for its district managers and regional directors, and will update that information periodically or as requested by GSK from time to time. XenoPort acknowledges and agrees that it will comply with this Section 5.4 in the hiring and employment of all district managers and regional directors, and that the provisions in this Section 5.4 will apply to all such district managers and regional directors.

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5.5 Co-Promotion Agreement. Promptly following GSK’s receipt of the Co-Promotion Commencement Date Notice from XenoPort in accordance with Section 5.2(a), for the purposes of permitting GSK to comply with its obligations under Applicable Law, GSK and XenoPort shall enter into a co-promotion agreement setting out such obligations of XenoPort, including with respect to the activities of its Sales Representatives, in the Co-Promotion and Detailing of the Product and containing terms substantially similar to the terms set out on Exhibit 5 and which is consistent with the terms and conditions of this Agreement (“Co-Promotion Agreement”). Notwithstanding the foregoing, the obligations imposed on XenoPort, including with respect to the activities of its Sales Representatives, in the Co-Promotion and Detailing of the Product, including the terms of the Co-Promotion Agreement to be executed by GSK and XenoPort as provided in this Section 5.5, shall be [… * …]. It is understood that XenoPort may continue to exercise its rights under this Article 5 pending completion of such Co-Promotion Agreement, provided however, that [… * …].

5.6 Promotional Materials.

(a) Subject to Article XIII, GSK will own all right, title and interest in and to all Promotional Materials during and after the Term, including any intellectual property rights (including Trademarks) in the Promotional Materials other than the XenoPort Trademarks.

(b) The determination of the content of the Promotional Materials shall be the sole responsibility of GSK. The quantity and method of distribution of the Promotional Materials in the United States for the XenoPort Sales Representatives shall be as set forth in the Co-Promotion Plan.

(c) With respect to the Co-Promotion of the Product in the Territory, XenoPort will cause its Sales Representatives to utilize only the Promotional Materials relating to Product provided to them by GSK, and will not utilize any other promotional, advertising, educational or communication materials or other materials relating to or referring to the Product. XenoPort Sales Representatives will conduct only those promotional and other sales activities in the Territory relating to the Product that have been approved in advance in accordance with the Co-Promotion Plan. XenoPort Sales Representatives shall not modify, change or alter the Promotional Materials provided by GSK in any way whatsoever, without the express prior written consent of GSK. XenoPort Sales Representatives shall use such Promotional Materials solely for the purpose of performing their obligations under this Agreement.

5.7 Reports and Audit Rights.

(a) XenoPort will keep accurate records in sufficient detail of the XenoPort’s Sales Representatives’ Detailing activities relating to the Product to determine the amounts owed by GSK to XenoPort hereunder. XenoPort shall keep such records regarding such Sales Representatives’ Detailing activities during the period during which XenoPort is Co-Promoting the Product and for a period of [… * …].

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(b) During normal business hours and with not less than [… * …] advance written notice to XenoPort, XenoPort will permit GSK or its authorized representatives to (i) have access to the records of XenoPort Sales Representative Detailing activities maintained by XenoPort for purposes of verifying the accuracy of the invoices presented by XenoPort hereunder, and (ii) audit such records; provided, however that [… * …]. Any and all audits undertaken by GSK pursuant to this Section shall be performed [… * …].

5.8 Reimbursement. Within [… * …], XenoPort shall submit to GSK a report containing an accounting of the Sales Representatives deployed by XenoPort in Co-Promoting and Detailing the Product in the United States and [… * …]. Such reimbursements shall be made to XenoPort [… * …]. The amount of such reimbursement shall be as specified in Section 5.2(f).

5.9 XenoPort and GSK Right to Terminate.

(a) XenoPort Termination Right. After XenoPort has exercised the Co-Promotion Option, XenoPort shall have the right to terminate its Co-Promotion of the Product and the sharing of Operating Profit or Loss under Section 6.5 below, upon [… * …].

(b) GSK Termination Right.

(i) As to the Product. After XenoPort has commenced its Detailing of the Product, GSK shall have the right to terminate XenoPort’s right to Co-Promote and Detail the Product: (A) [… * …] in accordance with the Co-Promotion Plan) [… * …] and/or (B) [… * …].

(ii) [Intentionally Omitted.]

(iii) Sole Remedy. GSK’s rights under this Section 5.9(b) to terminate XenoPort’s right to Co-Promote and Detail the Product shall be GSK’s sole remedy with respect to [… * …]. In addition, termination of the Co-Promotion Agreement by GSK for XenoPort’s material breach of such agreement will not constitute grounds for GSK to terminate this Agreement pursuant to Section 14.2.

(c) Intentionally Omitted.

(d) Mutual Termination. The Parties may mutually agree to terminate XenoPort’s right to Co-Promote and Detail the Product, respectively, at any time.

(e) Consequences of Termination of Product. Upon termination of XenoPort’s right to Co-Promote the Product pursuant to Section 5.9(a), Section 5.9(b)(i), Section 5.9(d) or Section 9.1(a): (i) XenoPort shall [… * …] (ii) [… * …] with respect to the Product [… * …] in accordance with [… * …] in accordance with [… * …] and (iii) XenoPort shall [… * …] with respect to Product [… * …].

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ARTICLE VI

PAYMENTS

6.1 Initial License Fee. GSK shall pay to XenoPort an initial license fee in the amount of Seventy Five Million Dollars ($75,000,000) within five (5) days following the Closing Date in accordance with the payment provisions of Article 7. The initial license fee set forth in this Section shall not be refundable or creditable against any future milestone payments, royalties or other payments by GSK to XenoPort under this Agreement.

6.2 Milestone Payments.

(a) Milestone Payments. In addition, GSK shall pay to XenoPort the milestone payments set out below following the first achievement by a Party, or, in the case of GSK, any of its Affiliates or Sublicensees, of the corresponding milestone set out below, in accordance with this Section 6.2 and the payment provisions in Article 7:

Milestone Event	Milestone Payment

[… * …]	$10,000,000

[… * …]	$11,000,000

[… * …]	$11,000,000

[… * …]	$8,000,000

[… * …]	$25,000,000

[… * …]	$10,000,000

[… * …]	$10,000,000

[… * …]	[… * …]

[… * …]	[… * …]

[… * …]	[… * …]

[… * …]	[… * …]

[… * …]	[… * …]

[… * …]	[… * …]

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Milestone Event	Milestone Payment

[… * …]	[… * …]

[… * …]	[… * …]

[… * …]	[… * …]

[… * …]	[… * …]

[… * …]	[… * …]

[… * …]	[… * …]

[… * …]	[… * …]

[… * …]	[… * …]

[… * …]	[… * …]

(b) Certain Terms Regarding Milestone Payments.

(i) If the first achievement of [… * …] achievement of [… * …] shall be [… * …]. In addition: (A) if the first achievement of [… * …] shall not [… * …] achievement of [… * …] to achievement of [… * …] Section 6.2 [… * …] achievement of [… * …] shall not [… * …].

(ii) Subject to Section 6.2(b)(i), if, upon the [… * …] set out in Section 6.2(a), the amount corresponding [… * …] as described in Section 6.2(a)[… * …]. In addition, if, upon the [… * …] as described in Section 6.2(a) [… * …].

(c) Definitions. For the purposes of the milestone payments due under Section 6.2(a):

(i) [… * …]: (A) any of the following, [… * …] in the context of [… * …] as applicable: [… * …] mutually agreed by the Parties; provided that, [… * …] of the [… * …] as applicable, and [… * …] of such [… * …] and in the event [… * …] other than [… * …] this Section 6.2, [… * …] until the Parties mutually agree [… * …].

(ii) [… * …] as provided in [… * …] shall be [… * …] of the [… * …] together with [… * …].

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(iii) [… * …] as to [… * …] above, the achievement of [… * …] against which [… * …] in the [… * …] and/or [… * …] that is [… * …] than such [… * …].

(iv) [… * …] as to [… * …] above, receipt [… * …] the Product [… * …] that would [… * …] that is [… * …] than such [… * …].

(v) [… * …] shall mean [… * …].

(vi) [… * …] as required by the protocol for such trial, by the [… * …] in such [… * …].

(vii) [… * …] as provided in [… * …] above, shall mean achievement of [… * …] the Product [… * …] and/or [… * …] than such [… * …] for which [… * …] by the Parties and will be included in the Development Plan.

(viii) [… * …] as provided in [… * …] above, shall mean [… * …] the Product [… * …] of the [… * …].

(d) Reports and Payments. Except as described below, GSK shall notify XenoPort in writing promptly, but [… * …] the achievement of [… * …] provided that, [… * …] Any milestone payable by GSK pursuant to this Section 6.2 shall be made no more than once with respect to the achievement of each milestone set out in Section 6.2(a) by GSK, its Affiliates or Sublicensees, and in no event shall the aggregate amount to be paid by GSK under this Section 6.2 exceed Six Hundred and Two Million Five Hundred Thousand Dollars ($602,500,000.00). For clarity, in no event shall the aggregate amount to be paid by GSK [… * …]. For the avoidance of doubt, the milestone payments set forth in this Section 6.2 shall not be refundable and shall not be creditable against future milestone payments, royalties or other payments to XenoPort under this Agreement.

6.3 Royalty Payments.

(a) U.S. Royalty Rate. Subject to the terms and conditions of this Agreement (including Section 6.4), in further consideration of the rights granted to GSK under this Agreement, GSK shall pay to XenoPort royalties at the rate(s) set out below on Annual Net Sales of Products in the United States in the event that XenoPort shall not elect the Co-Promotion Option in the United States or in the event that XenoPort’s rights to Co-Promote the Product are terminated for any reason:

Annual Net Sales of Product in the United States	Royalty Rate

[… * …]	[… * …]

[… * …]	[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Annual Net Sales of Product in the United States	Royalty Rate

[… * …]	[… * …]

(b) Reports and Royalty Payment. Within [… * …], GSK shall send to XenoPort a written report with respect to the preceding calendar quarter, stating the gross invoiced sales for Product, a top-line summary of the deductions specified in Section 1.36 taken from gross sales and the Net Sales in the Territory during such calendar quarter in United States dollars (each, a “Payment Report”). Royalties will be calculated based on the Payment Report. GSK shall pay the appropriate royalties set forth in the Payment Report within [… * …]

(c) No Separate Patent Royalties. It is understood that the royalties to be paid under this Section 6.3 are in consideration of the XenoPort Know-How, commercial opportunities and other undertakings of XenoPort provided in this Agreement, and that no separate royalty is due with respect to the XenoPort Patents.

6.4 Certain Reductions to Royalties.

(a) Third Party Royalties. In the event GSK or its Affiliates pays to a Third Party royalties under agreements for patent rights that cover the composition of matter or therapeutic use of the Compound, or that cover all feasible methods to manufacture the Compound (“Third Party Royalties”), which GSK reasonably believes [… * …] then GSK [… * …] with respect to the [… * …] pursuant to [… * …]. For such purposes, [… * …].

(b) Patent Litigation Expenses. XenoPort acknowledges and agrees that GSK may [… * …] as provided in [… * …] pursuant to [… * …] (i) [… * …] as a result of [… * …] or [… * …] in connection therewith; and (ii) [… * …] XenoPort shall [… * …].

(c) Generic Competition. On a Product-by-Product basis, if: (A) one or more Generic Products are being marketed for an approved indication of the Product in the Territory; and (B) such Generic Product(s) represent a total unit volume of [… * …] in any calendar quarter determined by [… * …] in such calendar quarter [… * …] (“Generic Competition”), and GSK reasonably determines that it is not likely to recover such lost market share, then the royalties payable pursuant to Sections 6.3(a) with respect to such Product sold in the Territory for such quarter shall thereafter be reduced by [… * …]; provided however that if such Generic Competition continues for a period of [… * …], then upon the date that is on the [… * …] of the initiation of such Generic Competition, GSK shall no longer be required to pay royalties to XenoPort with respect to such Product in the Territory. “Generic Product” shall mean a [… * …] being sold hereunder in the Territory [… * …].

6.5 Cost-Profit Sharing in the United States. The Parties acknowledge that because XenoPort has exercised the Co-Promotion Option for the Product in the United States as provided in

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 5.2 on the Option Exercise Date, then in lieu of the royalties specified in Section 6.3(a) with respect to Net Sales in the United States, and notwithstanding that the Co-Promotion Commencement Date has not occurred as of the Option Exercise Date and the Restatement Effective Date, the Parties shall, subject to Section 6.5(d) below, share Operating Profit or Loss (as defined in Exhibit 6.5) in the United States as provided in this Section 6.5 as of the Option Exercise Date. The Parties acknowledge that in the event XenoPort’s right to Co-Promote and Detail the Product as provided herein are terminated pursuant to Section 5.2(a) or 5.9, the Parties shall not share Operating Profit or Loss (as defined in Exhibit 6.5) in the United States and any sales of Product in the Territory by GSK, its Affiliates and Sublicensees shall be subject to royalty payments under Section 6.3 above.

(a) Co-Promotion Expenses. After XenoPort’s exercise of the Co-Promotion Option, those expenses outlined in Exhibit 6.5 shall be allocated to the Joint P&L calculated under Section 6.5(c).

(b) Allocation of Operating Profit or Loss. In consideration for each Party’s efforts pursuant to the Co-Promotion Plan in the United States, for each calendar quarter, GSK shall be entitled to the following percentage of the Operating Profit or Loss for such quarter and XenoPort shall be entitled to the following percentage of the Operating Profit or Loss for such quarter, such amounts to be distributed to the Parties pursuant to Section 6.5(c):

[… * …]	GSK’s Share of Operating Profit or Loss	XenoPort’s Share of Operating Profit or Loss

[… * …]	[… * …]	[… * …]

[… * …]	[… * …]	[… * …]

[… * …]	[… * …]	[… * …]

(c) Joint P&L. Within [… * …], XenoPort shall furnish to GSK a statement setting forth its year-to-date [… * …] (collectively, “XenoPort Operating Expenses”) for such quarter in the United States, as defined in Exhibit 6.5. Within [… * …], GSK shall furnish to XenoPort a statement (the “Joint P&L”) setting forth the year-to-date Net Sales in the United States during such quarter, and GSK’s year to date [… * …] (collectively, “GSK Operating Expenses”) for such quarter in the United States, as defined in Exhibit 6.5. Whenever GSK provides XenoPort with a statement of GSK Operating Expenses, or XenoPort provides GSK with a statement of XenoPort Operating Expenses, the providing Party shall provide such supporting documentation as the receiving Party may reasonably request. Such Joint P&L will also include the amount of the Operating Profits or Loss for the quarter and year-to-date and the percentage of such Operating Profits or Loss to Net Sales (the “Operating Profits/Loss Percentage”). GSK will calculate each Party’s share of the Operating Profit or Loss as follows: [… * …] In the event that the calculation

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

of XenoPort’s share of the Operating Profits or Loss is a positive number, GSK shall pay to XenoPort, [… * …] receipt of an invoice therefor from XenoPort as provided in Section 7.1, the difference between the amount owed to XenoPort under the then-current Joint P&L and any amounts already paid to or received from XenoPort pursuant to this Section 6.5(c) with respect to prior Joint P&Ls for the same year. In the event that the calculation of XenoPort’s share of the Operating Profits or Loss is a negative number, then subject to Section 6.5(d) below, XenoPort shall, [… * …] its receipt of an invoice provided by GSK together with, or after providing, such a Joint P&L, pay to GSK the difference between the amount owed to GSK under the then current Joint P&L and any amounts already paid to or received from GSK pursuant to this Section 6.5(c) with respect to prior Joint P&Ls for the same year. For clarity, it is understood that XenoPort is [… * …] with respect to [… * …] in accordance with [… * …] Examples of the calculation of each Party’s share of the Operating Profits or Loss is provided in Exhibit 6.5. In the event that the foregoing procedure does not permit one or both of the Parties to comply with reporting requirements under applicable United States securities laws, rules and regulations, the JCC will modify the foregoing procedure to permit the Parties to comply with such reporting requirements, consistent with the general approach set forth in this Section 6.5(c).

(d) Operating Losses. It is understood that the calculation of Marketing Costs shall commence as of the Option Exercise Date in accordance with Section 5.2(a) above and shall include only those Marketing Costs incurred after such Option Exercise Date. However, XenoPort shall not be required to pay to GSK its portion of any Operating Loss prior to the calendar quarter immediately following the first full calendar quarter after the First Commercial Sale of the Product in the United States in which the Joint P&L achieves an Operating Profit (“First Profitable Quarter”); provided that [… * …]; provided, further, that XenoPort’s portion of any such Operating Loss up to the amount of Ten Million Dollars ($10,000,000) shall be forgiven in full by GSK (i.e., XenoPort shall not be responsible for any Operating Losses until the share of the Operating Losses that would otherwise be payable by XenoPort exceeds Ten Million Dollars ($10,000,000)). In addition, to the extent that XenoPort’s portion of any Operating Losses incurred prior to the First Profitable Quarter exceeds Ten Million Dollars ($10,000,000) (such excess amount, the “Aggregate Loss Carry Forward”) shall be carried forward and reimbursed [… * …]

(e) Financial Reporting. To facilitate financial reporting, including earnings forecasts, each Party agrees to keep the other Party fully informed as to its forecasts of Net Sales, Operating Expenses and Operating Profit or Loss.

ARTICLE VII

PAYMENTS; BOOKS AND RECORDS

7.1 Payment Method; Invoices. All milestone payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated in an invoice from the Party to which such payments are due, which invoice should include bank details, the contact name for any issue resolution and be marked for the attention of the Alliance Manager of the

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Party to whom such payment is due. Any payments or portions thereof due under this Agreement that are not paid by the date such payments are due under this Agreement shall bear interest at a rate equal to: (i) the prime rate as reported by Citibank N.A., [… * …] or (ii) if lower, the maximum rate permitted by law; calculated on the number of days such payment is delinquent, compounded annually and computed on the basis of a three hundred sixty five (365) day year. This Section 7.1 shall in no way limit any other remedies available to the Parties. All amounts owed by GSK to XenoPort hereunder shall be paid by an entity resident in the United Kingdom from a bank account located in the United Kingdom.

7.2 Currency Conversion. With respect to sales of the Product invoiced in United States dollars, the Net Sales and the amounts due hereunder will be expressed in United States dollars. With respect to sales of the Product invoiced in a currency other than United States dollars, the Net Sales and amounts due hereunder will be reported in United States dollars, calculated using the average exchange rates as calculated and utilized by GSK’s group reporting system and published accounts. As of the Effective Date, [… * …]

7.3 Withholding Taxes; Taxes Generally.

(a) If taxes are required under Applicable Law in the United Kingdom to be withheld by GSK on any payment on behalf of XenoPort, GSK will (a) deduct those taxes from the payment and (b) pay the taxes to the proper taxing authority. In the event such taxing authorities routinely provide a tax receipt upon payment, GSK will procure such receipt for any such withholding evidencing payment of such taxes, which will be forwarded to XenoPort. XenoPort represents and warrants that it is resident for tax purposes in the United States and that it is entitled to relief from the United Kingdom income tax under the terms of the double tax agreement between the United Kingdom and the United States. [… * …] GSK shall [… * …] GSK shall [… * …] the United Kingdom and the United States. [… * …] withholding tax [… * …]

(b) Each Party shall be responsible for paying taxes imposed by any taxing authority on any income earned by such Party under this Agreement.

7.4 Records; Inspection.

(a) GSK. GSK shall keep, and require its Affiliates and Sublicensees to keep, complete, true and accurate books of accounts and records for the purpose of determining the amounts payable to XenoPort pursuant to this Agreement. Such books and records shall be kept for at least [… * …] following the end of the calendar quarter to which they pertain and shall be open for inspection and audit by XenoPort during such [… * …] period on the terms of this Section 7.4(a). Upon not less than [… * …] prior written notice, GSK shall permit an independent, certified public accountant selected by XenoPort and reasonably acceptable to GSK, which acceptance will not be unreasonably withheld or delayed (for the purposes of this Section 7.4(a), the “Auditor”), to audit or inspect those books or records of GSK that relate to Net Sales and Payment Reports, and/or Joint P&L (including the components thereof) for the sole purpose of verifying the:

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(i) royalties and other payments payable hereunder in respect of Net Sales or Operating Profit or Loss for such annual period under review; (ii) withholding taxes, if any, required by Applicable Law to be deducted as a payment by GSK in respect of such Net Sales; and (iii) exchange rates used in determining the amount of United States dollars. The Auditor will disclose to XenoPort only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement. The Auditor will send a copy of the report to GSK at the same time it is sent to XenoPort. Such inspections may be made no more than once each calendar year and during normal business hours. Such records for any particular calendar quarter shall be subject to no more than one inspection. The Auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 7.4(a) shall be at the expense of XenoPort, unless a variation or error producing an underpayment in amounts payable exceeding [… * …] of the amount paid for a period covered by the inspection is established, in which case all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by GSK, together with interest on such unpaid amounts at the rate set forth in Section 7.1 above. The Parties will endeavor in such inspection to minimize disruption of GSK’s normal business activities to the extent reasonably practicable.

(b) XenoPort. XenoPort shall keep complete, true and accurate books of accounts and records for the purpose of determining payments due from GSK pursuant to this Agreement. Such books and records shall be kept for at least [… * …] following the end of the calendar quarter to which they pertain and shall be open for inspection and audit by GSK during such [… * …] period on the terms of this Section 7.4(b). Upon not less than [… * …] prior written notice, XenoPort shall permit an independent, certified public accountant selected by GSK and reasonably acceptable to XenoPort, which acceptance will not be unreasonably withheld or delayed (for the purposes of this Section 7.4(b), the “Auditor”), to audit or inspect those books or records of XenoPort that relate to XenoPort Operating Expenses and Sales Costs, for the sole purpose of verifying the amounts payable hereunder. The Auditor will disclose to GSK only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement. The Auditor will send a copy of the report to XenoPort at the same time it is sent to GSK. Such inspections may be made no more than once each calendar year and during normal business hours. Such records for any particular calendar quarter shall be subject to no more than one inspection. Auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 7.4(b) shall be at the expense of GSK, unless a variation or error producing an overpayment in amounts payable exceeding [… * …] of the amount paid for a period covered by the inspection is established, in which case all reasonable costs relating to the inspection for such period and any overpaid amounts that are discovered shall be paid by XenoPort, together with interest on such overpaid amounts at the rate set forth in Section 7.1 above. The Parties will endeavor in such inspection to minimize disruption of XenoPort’s normal business activities to the extent reasonably practicable.

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ARTICLE VIII

CERTAIN COVENANTS

8.1 Diligent Efforts of GSK. GSK shall use Commercially Reasonable Efforts to [… * …] Without limiting the foregoing and excluding [… * …] GSK agrees to use [… * …]

8.2 Diligent Efforts of XenoPort. XenoPort shall use Commercially Reasonable Efforts to conduct the Initial Clinical Studies and Activities and all development activities for the Other Indications allocated to XenoPort in the then-current Development Plan and, in the event that XenoPort Co-Promotes and Details the Product as provided in this Agreement, use Commercially Reasonable Efforts in its Co-Promotion and Detailing of the Product following the Marketing Approval of the Product in the United States.

8.3 General Communications. Each Party shall keep the other Party fully and promptly informed as to its progress and activities relating to the development, commercialization, marketing and promotion of the Product in the Territory, including with respect to regulatory matters and meetings with Regulatory Authorities, by way of updates to appropriate Committees at their meetings and as otherwise specified in this Agreement, or as reasonably requested by the other Party. In connection therewith, XenoPort and GSK shall provide each other with such information regarding such progress and activities under the Development Plan, the Commercialization Plan and/or any Co-Promotion Plan, or otherwise relating to the development of the Product for, or commercialization of the Product in, the Territory, as the other Party may request from time to time. In order to facilitate the Parties’ exercise of their rights and fulfillment of their obligations hereunder, each Party agrees to give due consideration to any comments provided by the other Party with respect to such development, commercialization, marketing and promotion of the Compound and/or any Product for the Territory.

8.4 Managed Care Contracting. [… * …]

ARTICLE IX

CHANGE OF CONTROL

9.1 Change of Control of XenoPort. XenoPort shall notify GSK in writing within [… * …] Following any Change of Control of XenoPort:

(a) During a [… * …] commencing on [… * …], and upon at least [… * …] days prior written notice to XenoPort, GSK shall have the right to terminate XenoPort’s right to Co-Promote and Detail the Product as provided in Article 5 above if such Change of Control involves a Major Pharmaceutical Company; provided that [… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(b) Any material changes to the Development Plan in effect as of the date of such notice of a Change of Control of XenoPort [… * …]; subject to the foregoing, [… * …].

(c) If as a result of a Change of Control of a Party (the “Acquired Party”), such Acquired Party becomes obligated to divest rights to the Compound and Products in the Territory, such Party shall notify the other Party (the “Continuing Party”) in writing. Within [… * …], the Continuing Party shall notify the Acquired Party in writing whether it is interested in acquiring all of the Acquired Party’s rights to the Compound and Products in the Territory. If the Continuing Party so notifies the Acquired Party, the Parties shall discuss mutually acceptable terms upon which the Continuing Party may acquire all of the Acquired Party’s rights to the Compound and Products in the Territory. In such case, if the Parties do not agree on such terms then prior to divesting such rights, the Acquired Party shall notify the Continuing Party in writing, together with the full set of terms and conditions under which the Acquired Party proposes to divest such rights, and the Continuing Party shall have the right, exercisable within [… * …], to acquire such rights on such terms and conditions.

(d) For the avoidance of doubt, except as set out in this Section 9.1, a Change of Control of XenoPort shall not otherwise affect the rights or obligations of the Parties with respect to the Compound and Products in the Territory under this Agreement, and shall not be deemed to modify or expand the scope of GSK’s rights under Section 2.1 or 2.2 above.

ARTICLE X

MANUFACTURING AND SUPPLY

10.1 Transfer of Manufacturing and Supply Responsibilities. The Parties acknowledge that, pursuant to Section 10.1 of the Original Agreement, XenoPort transitioned the manufacture and supply of the Compound and Products to GSK. Such transition included the transfer by XenoPort to GSK of the items contained in Exhibit 10.1.

10.2 Activities After the Supply Transition. As between the Parties and subject to the terms and conditions of this Agreement, GSK shall have the exclusive right to manufacture the Compound and the Products for distribution in the Territory; except that [… * …] the Compound and Products [… * …] the Territory [… * …] It is understood that [… * …] with respect to [… * …] manufacture of the Compound and Products for distribution [… * …]

10.3 Supply of Clinical Materials.

(a) To the extent that XenoPort will conduct any clinical trials, preclinical studies and other research and development activities involving the Product for any Other Indication as provided in a Development Plan, GSK shall supply XenoPort with such quantities of Compound, Product and matching placebo, in each case, in bulk finished form [… * …] as are reasonably requested by XenoPort for it to conduct such clinical trials, preclinical studies and other research and

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

development activities (“Clinical Materials”) [… * …]. The price of Clinical Materials supplied by GSK to XenoPort pursuant to this Section 10.3(a) and/or pursuant to Section 10.3 (b) below shall be [… * …]; provided, however, that, [… * …]. If XenoPort orders, and GSK delivers to XenoPort pursuant to this Section 10.3(a), quantities of Clinical Materials such that [… * …], XenoPort shall pay to GSK [… * …]. Any such amounts payable by XenoPort shall be paid [… * …] in arrears within [… * …] after XenoPort’s receipt from GSK of an invoice for the quantities of Clinical Materials delivered by GSK to XenoPort in accordance with this Section 10.3 during such calendar quarter. It is understood and agreed that the Clinical Materials supplied by GSK to XenoPort pursuant to this Section 10.3(a) or Section 10.3(b) below shall not include [… * …] for the conduct of such clinical trials, preclinical studies and other research and development activities.

(b) In the event that XenoPort requests Clinical Materials for use in conducting development activities solely for the purpose of [… * …], or otherwise solely for purposes directed to the development of such Product for commercialization, in each case [… * …], GSK shall supply such Clinical Materials to XenoPort [… * …]. In the event that XenoPort requests Clinical Materials for use in conducting development activities solely for the purpose of [… * …], or otherwise solely for purposes directed to the development of such Product for commercialization, in each case [… * …], GSK shall supply such Clinical Materials to XenoPort [… * …]. In the event XenoPort requests [… * …] for use in the manufacture of Product for [… * …], GSK shall supply such [… * …]: (i) [… * …]; or (ii) [… * …]. The Parties shall enter into a separate supply agreement, within [… * …] following a request by either Party to do so, covering the foregoing supply by GSK to XenoPort of Clinical Materials and/or [… * …], which agreement shall reflect the terms specified in this Section 10.3(b), and such other terms and conditions as are reasonable and customary for pharmaceutical supply arrangements. Without limiting the foregoing, [… * …], GSK shall [… * …] to cooperate [… * …].

(c) GSK shall deliver to XenoPort Clinical Materials ordered by XenoPort promptly, to the extent that GSK has available supplies of Product, but in any event, [… * …]. XenoPort shall provide to GSK, upon GSK’s reasonable request, good faith, non-binding estimates of XenoPort’s anticipated requirements of Clinical Materials [… * …] and, in any event, XenoPort shall provide to GSK an order for its anticipated requirements of Clinical Materials [… * …] prior to the commencement of the trial, study or activity in which such Clinical Materials are intended to be used.

(d) Any Clinical Materials provided by GSK to XenoPort pursuant to this Section 10.3 shall be delivered [… * …]. Prior to shipment, GSK shall provide to XenoPort a certificate of analysis, in a form reasonably agreed by the Parties, demonstrating that the relevant Clinical Materials to be shipped conform to the applicable specifications therefor.

(e) GSK shall supply to XenoPort the Clinical Materials ordered by XenoPort pursuant to this Section 10.3 in bulk finished dosage form. The Clinical Materials shall conform to the specifications for the Product included in the NDA for the Product for RLS in the United States

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as of the Restatement Effective Date (as amended from time to time as provided in this Section 10.3(e) below, the “Specifications”). GSK shall [… * …].

(f) GSK warrants that all Clinical Materials supplied to XenoPort under this Agreement shall: [… * …] (ii) [… * …]; (iii) [… * …]; and (iv) have at least [… * …] of remaining shelf life at the time of delivery of such Clinical Materials by GSK to XenoPort.

(g) Subject to Section 10.3(a) above, any amounts payable by XenoPort with respect to Clinical Materials ordered by XenoPort, and delivered by GSK, in accordance with this Section 10.3 shall be paid quarterly in arrears within [… * …] after XenoPort’s receipt from GSK of an invoice for the quantities of Clinical Materials delivered by GSK to XenoPort in accordance with this Section 10.3 during such calendar quarter.

ARTICLE XI

CONFIDENTIALITY

11.1 Confidential Information. Except as expressly provided in this Agreement, the Parties agree that the receiving Party shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other Party hereto pursuant to this Agreement (collectively, “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by written documentation:

(a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure or, as shown by written documentation, was developed by the receiving Party prior to its disclosure by the disclosing Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was subsequently lawfully disclosed to the receiving Party by a person other than the disclosing Party, and who did not directly or indirectly receive such information from disclosing Party; or

(e) is developed by the receiving Party without use of or reference to any Confidential Information disclosed by the disclosing Party.

11.2 Permitted Disclosures. Notwithstanding the provisions of Section 11.1 above and subject to Sections 11.3 and 11.4 below, each Party hereto may use and disclose the other Party’s Confidential Information to its Affiliates, licensees, permitted Sublicensees, contractors and any

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

other Third Parties to the extent such use and/or disclosure is reasonably necessary to exercise the rights granted to it, or reserved by it, under this Agreement, prosecuting or defending litigation, complying with Applicable Laws, submitting information to tax or other governmental authorities or conducting clinical trials hereunder with respect to any Product. If a Party is required by Applicable Law to make any such disclosure of the other Party’s Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the latter Party of such disclosure and, save to the extent inappropriate in the case of patent applications or otherwise, will use its good faith efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). For any other disclosures of the other Party’s Confidential Information, including to Affiliates, licensees, permitted Sublicensees, contractors and other Third Parties, a Party shall ensure that the recipient thereof is bound by a written confidentiality agreement as materially protective of such Confidential Information as this Article 11.

11.3 Confidential Terms. Each Party agrees not to disclose to any Third Party [… * …] except each Party may disclose [… * …] (a) [… * …] or (b) [… * …] to the extent allowable by Applicable Law, [… * …] that is required [… * …] Notwithstanding the foregoing, [… * …] of which [… * …] thereafter, [… * …]

11.4 Publication of Product Information. Prior to its publishing, publicly presenting and/or submitting for written or oral publication a manuscript, abstract or the like in the Territory with respect to GSK and with respect to XenoPort (to the extent XenoPort has the right to do so) outside the Territory, that includes Data or other information relating to the Compound or any Product that has not previously published, a Party shall provide the other Party a copy thereof for its clinical review for at least [… * …] (unless such Party is required by Applicable Law to publish such information sooner). Such Party shall consider in good faith any comments provided by the other Party during such [… * …] period. In addition, the publishing Party shall, at the request of the other Party, remove any Confidential Information of the other Party therefrom, except each Party shall have the right to publicly disclose any information, including Confidential Information, pertaining to safety of a Product that such Party believes in good faith it is obligated or appropriate to disclose. Without limiting the foregoing, it is understood that the principles to be observed in any disclosures described in this Section 11.4 shall be accuracy, compliance with Applicable Law, reasonable sensitivity to potential negative reactions of the FDA (and its foreign counterparts) and the need to keep investors informed regarding the publishing Party’s business. Accordingly, any comments provided by the other Party on a disclosure submitted to it by the publishing Party pursuant to this Section and/or any requests for any Confidential Information to be removed from any such disclosure shall comply with such principles. The contribution of each Party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate. Notwithstanding the foregoing, XenoPort will not be permitted, without the prior written consent of GSK, which consent will not be unreasonably withheld, to publish, publicly present and/or submit for written or oral publication a manuscript, abstract or the like in the Territory relating to any clinical studies involving the Product for: [… * …]; it being understood that the foregoing shall not limit XenoPort’s ability to submit and publish information pertaining to [… * …] any such

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

disclosures as described in this Section 11.4. Nothing in this Section 11.4 shall, however, be deemed to limit Astellas’ or a ROW Licensee’s rights to publish, publicly present and/or submit for publication a manuscript, abstract or the like that includes data or other information relating to the Compound or any Product under development or being commercialized by or under the authority of Astellas or such ROW Licensee for use outside the Territory.

11.5 Publicity Review. The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding the Product and other activities in connection with this Agreement that may reflect the terms of this Agreement or information that is not otherwise permitted to be disclosed under this Article 11, beyond what is required by Applicable Law, and each Party may make such disclosures from time to time with the approval of the other Party, which approval shall not be unreasonably withheld or delayed. Such disclosures may include, without limitation, achievement of milestones, significant events in the development and regulatory process, commercialization activities and the like. When a Party (the “Requesting Party”) elects to make any such public disclosure under this Section 11.5, it will give the other Party (the “Cooperating Party”) at [… * …] notice to review and comment on such statement, it being understood that if the Cooperating Party does not notify the Requesting Party in writing within such [… * …] period of any reasonable objections, as contemplated in this Section 11.5, such disclosure shall be deemed approved, and in any event the Cooperating Party shall work diligently and reasonably to agree on the text of any proposed disclosure in an expeditious manner. The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Law, reasonable sensitivity to potential negative reactions of the FDA (and its foreign counterparts) and the need to keep investors informed regarding the Requesting Party’s business. Accordingly, the Cooperating Party shall not withhold its approval of a proposed disclosure that complies with such principles.

11.6 Prior Non-Disclosure Agreements. Upon execution of this Restated Agreement, the terms of this Article 11 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties, including the non-disclosure and confidentiality obligations of the Parties under Article 11 of the Original Agreement. Any information disclosed under such prior agreements shall be deemed disclosed under this Agreement.

ARTICLE XII

PATENT PROSECUTION AND ENFORCEMENT

12.1 Ownership of Inventions. Title to all inventions and other intellectual property (other than XenoPort Trademarks) made solely by GSK personnel in connection with this Agreement shall be owned by GSK. Title to all inventions and other intellectual property (other than GSK Trademarks) made solely by XenoPort personnel in connection with this Agreement shall be owned by XenoPort. Title to all inventions and other intellectual property (other than Trademarks) made jointly by personnel of XenoPort and GSK in connection with this Agreement shall be jointly owned by XenoPort and GSK. Prosecution of any Patent with respect to such jointly-owned inventions and

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intellectual property shall be solely as mutually agreed. Except as expressly provided in this Agreement, it is understood that neither Party shall have any obligation to obtain any approval of, nor pay a share of the proceeds to, the other Party to practice, enforce, license, assign or otherwise exploit such jointly-owned inventions or intellectual property, and each Party hereby waives any right it may have under the Applicable Laws of any jurisdiction to require such approval or accounting. GSK hereby grants to XenoPort [… * …]

12.2 Prosecution and Maintenance of XenoPort Patents.

(a) GSK Control of Prosecution. [… * …] GSK shall have the right, at its expense, to control the Prosecution and Maintenance of Patents in the Territory included in the XenoPort Patents as of the Effective Date, or which may be filed in the Territory after the Effective Date, to the extent the same are directed to the Compound or any Product, and/or manufacturing and/or use thereof, in the Field in the Territory (such XenoPort Patents, [… * …], are referred to below as the “GSK Prosecuted XP Patents”). GSK shall diligently Prosecute and Maintain the GSK Prosecuted XP Patents; shall consult with XenoPort in good faith regarding the Prosecution and Maintenance of such GSK Prosecuted XP Patents; and shall take into account XenoPort’s reasonable comments related to such matters. If GSK determines not to file any Patent, or to abandon any Patent within the GSK Prosecuted XP Patents, with respect to any subject matter described in this Section 12.2(a), as applicable, GSK shall provide XenoPort with at least [… * …] written notice of such decision, prior to the deadline for filing any such Patent or the date on which such abandonment would become effective. In such event, XenoPort shall have the right, at its option, to control the Prosecution and Maintenance of such Patent. For the purposes of this Section 12.2, “Prosecution and Maintenance” (including variations such as “Prosecute and Maintain”) shall mean, with respect to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as re-examinations, reissues and requests for Patent term extensions and the like with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to a Patent. Also, as used in this Section 12.2, to “abandon” a Patent shall include deciding not to defend against an opposition, not to defend an interference or similar proceeding or not to pursue an appeal of an adverse decision, in each case with respect to such Patent in the United States Patent & Trademark Office.

(b) XenoPort Prosecuted Patents. XenoPort shall have the right, at its expense, to control the Prosecution and Maintenance of the XenoPort Patents in the Territory [… * …] and shall diligently Prosecute and Maintain the XenoPort Prosecuted Patents in the Territory. [… * …] If XenoPort determines not to file, or to abandon, any such Patent within such XenoPort Prosecuted Patents, [… * …] XenoPort shall [… * …] to the extent of [… * …] In addition, [… * …] XenoPort shall [… * …]

(c) XenoPort Patents Outside the Territory. It is understood that as between the Parties, XenoPort shall control the Prosecution and Maintenance of XenoPort Patents outside the Territory and that Section 12.2(b) above shall not apply to such XenoPort Patents. However, to the extent XenoPort may do so under the Astellas Agreement and agreements with ROW Licensees,

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XenoPort shall consult with GSK in good faith upon request regarding the Prosecution and Maintenance of XenoPort Patents outside the Territory and shall take into account GSK’s reasonable comments related to such matters.

(d) Cooperation. Each Party shall cooperate with the other Party in connection with all activities relating to the Prosecution and Maintenance of the XenoPort Patents in the Territory undertaken by such other Party pursuant to this Section 12.2, including: (i) making available in a timely manner any documents or information such other Party reasonably requests to facilitate such other Party’s Prosecution and Maintenance of the XenoPort Patents pursuant to this Section 12.2; and (ii) if and as appropriate, signing (or causing to have signed) all documents relating to the Prosecution and Maintenance of any XenoPort Patents by such other Party. Each Party shall also promptly provide to the other Party all information reasonably requested by such other Party with regard to such Party’s activities pursuant to this Section 12.2, and if requested, permit such other Party to participate at its own expense in any opposition, interference, appeal or similar proceeding with respect to a XenoPort Patent in the Territory, to the extent the same are directed to the Compound or any Product, and/or manufacturing and/or use thereof, in the Field in the Territory. GSK shall hold all information disclosed to it under this Section 12.2 as Confidential Information.

12.3 Enforcement.

(a) Notice. In the event that XenoPort or GSK becomes aware of actual or threatened infringement or misappropriation of any XenoPort Patent or XenoPort Know-How by the manufacture, sale or use in the Territory of a product containing a Competitive Compound for the treatment of an indication that competes directly with a Product in the Field in the Territory, including the filing of an Abbreviated New Drug Application with the FDA (an “Infringement”), that Party shall promptly notify the other Party in writing. “Competitive Compound” shall mean [… * …]

(b) Initiating Enforcement Actions. GSK has the right to initiate infringement proceedings or take other appropriate actions against an Infringement in the Territory. If Applicable Law in the Territory does not permit an exclusive licensee to initiate such actions (i.e., such action may only be initiated by the owner of the patent being infringed), GSK would have the right to insist that XenoPort initiates such action on GSK’s behalf and at GSK’s expense. If GSK does not initiate proceedings or take other appropriate action within [… * …] of receipt of a request by XenoPort to do so, then XenoPort shall be entitled to initiate infringement proceedings or take other appropriate action against an Infringement at its own expense. The Party conducting such action shall have full control over the conduct of such action, including settlement thereof; provided, however, that the Party conducting such action may not settle any such action, or make any admissions or assert any position in such action, in a manner that would materially adversely affect the rights or interests of the other Party (including by making any admission or assertion of any position, that would materially adversely affect the validity, enforceability or scope of any XenoPort Patent within or outside the Territory), without the prior written consent of the other Party, which shall not be

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

unreasonably withheld or delayed. The Party conducting such action (except in the case of XenoPort, where XenoPort conducts such action at the request of GSK) will [… * …]. In any event, the Parties shall assist one another and cooperate in any such action at the other’s reasonable request.

(c) Recovery. GSK and XenoPort shall [… * …] associated with any litigation against infringers undertaken pursuant to this Section 12.3 above or settlement thereof [… * …] to the extent [… * …].

(d) Cooperation. The Parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning an Infringement and shall assist one another and cooperate in any such litigation at the other’s reasonable request (including joining as a party plaintiff to the extent necessary and requested by the other Party).

12.4 Third Party Infringement Claims. If the production, sale or use of the Compound or any Product in the Territory pursuant to this Agreement results in a claim, suit or proceeding alleging patent infringement against XenoPort or GSK (or their respective Affiliates, licensees or Sublicensees) (collectively, “Infringement Actions”), such Party shall promptly notify the other Party hereto in writing. The Party subject to such Infringement Action shall have the first right, but not the obligation, to direct and control the defense thereof; provided, however, that the other Party may participate in the defense and/or settlement thereof at its own expense with counsel of its choice. In any event, the Party that is subject to the Infringement Action agrees to keep the other Party hereto reasonably informed of all material developments in connection with any such Infringement Action. The Party who is subject to the Infringement Action agrees not to settle such Infringement Action, or make any admissions or assert any position in such Infringement Action, in a manner that would adversely affect the Compound or the manufacture, use or sale of the Compound or any Product within or outside the Territory, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. GSK may [… * …]. As used herein, “Damages” shall mean out-of-pocket costs incurred by GSK, including reasonable attorney’s fees, damages and other liabilities that are part of any final judgment awarded against GSK, and any amounts paid by GSK in a settlement of the action that is approved by XenoPort, such approval not to be unreasonably withheld or delayed. The Parties shall assist one another and cooperate in any such action at the other’s reasonable request.

12.5 Patent Marking. GSK agrees to mark, and have its Affiliates and Sublicensees mark, all patented Products they sell or distribute pursuant to this Agreement in accordance with the applicable patent statutes or regulations in the country or countries of sale thereof.

12.6 Regulatory Data Protection

(a) To the extent required or permitted by Applicable Law, the Parties will use Commercially Reasonable Efforts to promptly, accurately and completely list, with the applicable

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Regulatory Authorities in the Territory during the Term all applicable XenoPort Patents, and/or any Patents that are Controlled by GSK or its Controlled Affiliates, for any Product and that the Parties intend, or have begun, to commercialize in the Territory and that have become the subject of an NDA submitted to FDA, such listings to include all so called “Orange Book” listings required under the Hatch-Waxman Act (regardless of which Party is the sponsor of record of the NDA at such time).

(b) In connection with such listings, the Parties will meet to evaluate and identify all applicable Patents in the Territory that are Controlled by each Party. GSK will retain final decision making authority as to the listing of all applicable Patents in the Territory for any Product regardless of which Party Controls such Patent.

(c) Patent Rights Certifications and Infringement Suits. Each Party will immediately give notice to the other Party of any certification received under the Hatch-Waxman Act with respect to a Product. Notwithstanding any provision herein to the contrary, the following provisions of this Section 12.6(c) will apply for certifications in the Territory claiming that any of the XenoPort Patents are invalid, unenforceable or that no infringement will arise from the manufacture, use or sale in the Territory of a Third Party’s product containing a Competitive Compound (i.e., a Paragraph IV Certification under 21 U.S.C. Section 355 and 21 C.F.R. Part 314). With respect to any such certifications in the Territory, GSK has the first right, but not the obligation to bring suit against the Third Party that filed the certification. If GSK decides to bring suit, GSK has sole control of all decisions regarding all aspects of such litigation; provided that XenoPort will have the right to participate in such litigation and to share in recoveries from such litigation in the same manner as set forth in Section 12.3(c) with respect to infringement litigation brought by GSK thereunder. XenoPort will execute such legal papers necessary for the prosecution of such suit and cooperate with GSK as may be reasonably requested by GSK. If GSK decides not to bring infringement proceedings against the entity making such a certification with respect to any such XenoPort Patents, GSK will give notice to XenoPort of its decision not to bring suit within [… * …] after receipt of notice of such certification and XenoPort shall have the right, but not the obligation, to bring suit against the Third Party that filed the certification, in the same manner that XenoPort has the right to bring actions under Section 12.3(b) if GSK does not exercise its first right to bring suit thereunder. If XenoPort decides to bring suit, XenoPort will have sole control of such litigation and will, at GSK’s request, execute an agreement confirming that the decision to sue was made despite GSK’s objection and indemnifying GSK for all claims and losses suffered by GSK as a result of such suit. If XenoPort decides to sue, XenoPort is responsible for all litigation costs and shall have no right to obtain reimbursement for its litigation costs from GSK; provided, however, that [… * …].

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

ARTICLE XIII

TRADEMARKS

13.1 Non-Exclusive License. GSK shall have a non-exclusive, royalty-free license, with the right to grant sublicenses, to use the XenoPort Trademarks solely for market research and other similar activities to determine whether GSK will use the XenoPort Trademarks or GSK Trademarks in connection with the commercialization and promotion of the Product in the Field in the Territory.

13.2 Option for XenoPort Trademarks. For [… * …] the Closing Date, GSK shall have an exclusive option to obtain an exclusive, royalty-free license, with the right to grant sublicenses, to use the XenoPort Trademarks in each country in the Territory in connection with the developing, making, having made, use, sale, offering for sale, importation, distributing and promoting of the Product in the Field in the Territory (the “XenoPort Trademarks Option”). In the event that GSK notifies XenoPort in writing that GSK is exercising the XenoPort Trademarks Option within [… * …], XenoPort hereby grants to GSK an exclusive, royalty-free license, with the right to grant sublicenses as provided in Section 2.2, to use the XenoPort Trademarks in the Territory in connection with the developing, making, having made, use, sale, offering for sale, importation, distributing and promoting of the Product in the Field in the Territory. Such license under the XenoPort Trademarks would include a right to use the XenoPort Trademarks as part of a domain name. In the event that (a) GSK determines not to exercise the XenoPort Trademarks Option, (b) GSK determines to use the GSK Trademarks in connection with Products in the Field in the Territory, or (c) GSK fails to notify XenoPort that it wishes to exercise the XenoPort Trademarks Option within [… * …] the Closing Date, GSK’s rights under the XenoPort Trademarks Option shall terminate and XenoPort shall have no further obligations to GSK under such XenoPort Trademarks Option.

13.3 XenoPort House Marks. All packaging, and package inserts for the Product in the Territory shall, along with the GSK brand name and logo, include the XenoPort brand name and logo (such XenoPort brand name and logo, collectively “XenoPort House Marks”) (in such form as is reasonably requested by XenoPort) in reasonable size and prominence; it being understood that the exact size, placement and prominence of such XenoPort House Marks shall be determined by GSK in its reasonable discretion, and shall be subject to the approval of the ESC. XenoPort hereby grants to GSK a non-exclusive, royalty-free license, with the right to grant sublicenses as provided in Section 2.2, to use the XenoPort House Marks in connection with the developing making, having made, use, sale, offering for sale, importation, distributing and promotion of the Product in the Field in the Territory.

13.4 Use of XenoPort Trademarks. With respect to GSK’s use of the XenoPort House Marks as provided in Section 13.3 above and GSK’s use the XenoPort Trademarks, if GSK exercises the XenoPort Trademarks Option as provided in Section 13.2 above, the following shall apply, to the extent relevant:

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(a) Restriction on Use. XenoPort agrees that it will not, and will cause its Affiliates and Astellas not to, use the XenoPort Trademarks or any substantially identical or similar marks in the Territory for any reason without obtaining the prior written consent of GSK, which consent will not be unreasonably withheld.

(b) Display. All final packaging, labels and Promotional Materials for the Product shall display the XenoPort Trademarks. Further, GSK will clearly indicate on all such final packaging, labels and promotional materials for the Product that the XenoPort Trademarks are owned by XenoPort. The trade dress and style of packaging used for each Product in the Field in the Territory shall be determined by GSK in a manner that is consistent with GSK’s then current standards for trade dress and style, and as part of GSK’s updates to the ESC, GSK shall keep XenoPort informed of GSK’s plans with respect to trade dress and style of packaging for the Product. For the avoidance of doubt, GSK may include the GSK logo and trade name on all final packaging, labels and promotional materials for the Product in the Territory.

(c) Registration of Trade Marks. GSK agrees to file, register and maintain, during the Term and at GSK’s expense, appropriate trademark registrations for the XenoPort Trademarks in the Territory. Such registrations for the XenoPort Trademarks shall be obtained by GSK in XenoPort’s name, to the extent permitted by Applicable Law in within the Territory. GSK shall promptly take all steps that may be reasonably necessary to transfer any such registration(s) for the Product Trade Marks in GSK’s name to XenoPort.

(d) Ownership. As between the Parties, XenoPort shall own, and is hereby assigned, all right, title and interest in and to the XenoPort Trademarks and the XenoPort House Marks. The ownership and all goodwill from the use of the XenoPort Trademarks and the XenoPort House Marks shall vest in and inure to the benefit of XenoPort.

(e) Recordation of Licenses. In those countries where a trademark license must be recorded, XenoPort will provide to GSK, on GSK’s written request, a separate trademark license for the XenoPort Trademarks and, if necessary, XenoPort House Marks on terms that are consistent with, and no broader or more onerous than, the terms of this Agreement and GSK will arrange for the recordation of such trade mark license with the appropriate governmental authority, at GSK’s expense, promptly following receipt of such license from XenoPort. GSK shall cooperate in the preparation and execution of such documents.

13.5 Approval of Packaging and Promotional Materials. Solely to the extent necessary to preserve XenoPort’s legal rights in the XenoPort House Marks and, if applicable, the XenoPort Trademarks, GSK shall submit to XenoPort, not less than [… * …] to XenoPort for XenoPort’s review and approval solely with respect to GSK’s use of the XenoPort House Marks and XenoPort Trademarks, as applicable, which approval will not be unreasonably withheld or delayed. If XenoPort has not responded within [… * …] XenoPort’s approval to GSK’s use of the XenoPort House Marks and XenoPort Trademarks, as applicable, on such promotional materials and packaging and will be deemed to have been received. GSK may make any subsequent changes to

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

promotional materials and packaging bearing the XenoPort House Marks, or an approved XenoPort Trademark, other than changes to the XenoPort House Marks or XenoPort Trademark, as applicable, without the subsequent approval from XenoPort.

13.6 Enforcement of XenoPort Trademarks.

(a) Notice. If, after GSK has exercised the XenoPort Trademark Option, XenoPort or GSK becomes aware of actual or threatened infringement or misappropriation of any XenoPort Trademark in the Territory, that Party shall promptly notify the other Party in writing.

(b) Initiating Enforcement Actions. GSK has the right to initiate infringement proceedings or take other appropriate actions against an infringement of the XenoPort Trademark in the Territory. If Applicable Law in a country in the Territory does not permit an exclusive licensee to initiate such actions (i.e., such action may only be initiated by the owner of the trademark being infringed), GSK would have the right to insist that XenoPort initiates such action on GSK’s behalf and at GSK’s expense. If GSK does not initiate proceedings or take other appropriate action within [… * …] then XenoPort shall be entitled to initiate infringement proceedings or take other appropriate action against an infringement of the XenoPort Trademark at its own expense. The Party conducting such action shall have full control over the conduct of such action, including settlement thereof; provided, however, that the Party conducting such action may not settle any such action, or make any admissions or assert any position in such action, in a manner that would materially adversely affect the rights or interests of the other Party, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. The Party conducting such action (except in the case of XenoPort, where XenoPort conducts such action at the request of GSK) will [… * …]. In any event, the Parties shall assist one another and cooperate in any such action at the other’s reasonable request.

(c) Recovery. GSK and XenoPort shall [… * …] associated with any litigation against infringers undertaken pursuant to this Section 13.6 or settlement thereof [… * …] to the extent [… * …].

(d) Cooperation. The Parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning an infringement of the XenoPort Trademark and shall assist one another and cooperate in any such litigation at the other’s reasonable request (including joining as a party plaintiff to the extent necessary and requested by the other Party).

13.7 Enforcement of GSK Trademarks.

(a) Notice. If XenoPort becomes aware of actual or threatened infringement or misappropriation of any GSK Trademark in the Territory, XenoPort shall promptly notify GSK in writing.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(b) Initiating Enforcement Actions. GSK has the sole and exclusive right to initiate infringement proceedings or take other appropriate actions against an infringement of the GSK Trademarks in the Territory. GSK shall have full control over the conduct of such action, including settlement thereof. XenoPort shall assist GSK and cooperate in any such action at the other’s reasonable request.

(c) Recovery. GSK shall [… * …].

(d) Cooperation. XenoPort shall provide any necessary assistance and cooperate in any such litigation concerning the infringement of the GSK Trademarks at GSK’s reasonable request.

13.8 Use of Trademarks for Product Outside of the Territory. XenoPort acknowledges and agrees that it [… * …].

ARTICLE XIV

TERM AND TERMINATION

14.1 Term. This Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article 14, shall continue in full force and effect on a Product-by-Product basis until [… * …]. Upon expiration (but not an earlier termination) of this Agreement in the Territory, GSK shall have a perpetual, non-exclusive, fully paid-up, royalty free license under the XenoPort Patents and XenoPort Know-How, and XenoPort Trademarks if GSK exercised the XenoPort Trademarks Option as provided in Article XIII to make, have made, use, sell, offer for sale and import such Product in the Territory.

14.2 Breach. Either Party to this Agreement may terminate this Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [… * …] after written notice thereof was provided to the breaching Party by the non-breaching Party. Any such termination shall become effective at the end of such [… * …] unless the breaching Party has cured any such breach or default prior to the expiration of the [… * …].

14.3 Termination For Convenience. GSK may terminate this Agreement in its entirety for any reason: (a) upon [… * …] prior written notice to XenoPort prior to [… * …]; and (b) upon [… * …] prior written notice to XenoPort following [… * …]; provided that GSK shall not [… * …].

14.4 Bankruptcy. Either Party may terminate this Agreement in its entirety at any time during the Term by giving written notice to the other Party if the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party is served with an involuntary petition against it, filed

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in any insolvency proceeding, and such petition will not be dismissed with [… * …] after the filing thereof, or if the other Party makes a general assignment for the benefit of creditors.

ARTICLE XV

EFFECT OF TERMINATION

15.1 Accrued Obligations. The expiration or termination of this Agreement for any reason shall not release either Party from any liability that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement.

15.2 Rights on Termination by XenoPort for Breach. This Section 15.2 shall apply upon any termination of GSK’s rights under this Agreement in its entirety pursuant to Section 14.2 or pursuant to Section 14.3.

(a) Wind-down Period.

(i) Development. In the event there are any ongoing clinical trials of any Product in the Territory being conducted by or under the authority of GSK, at XenoPort’s request, following the date a notice of termination has been issued pursuant to Section 14.2 or 14.3, GSK agrees to continue such trials in the normal course until [… * …].

(ii) Commercialization. To avoid a disruption in the supply of Product to patients, if the Agreement is terminated after the First Commercial Sale, GSK, its Affiliates and its Sublicensees shall continue to distribute the Product in the Territory, in accordance with the terms and conditions of this Agreement, until [… * …] the effective date of any termination of this Agreement (the “Wind-down Period”); provided that [… * …]. Notwithstanding any other provision of this Agreement, during the Wind-down Period, GSK’s and its Affiliates’ and Sublicensees’ rights with respect to the Compound and the Products in the Territory shall be non-exclusive and, without limiting the foregoing, XenoPort shall have the right to engage one or more other distributor(s) and/or licensee(s) of any Product in all or part of the Territory. Any Product sold or disposed by GSK in the Territory during the Wind-down Period shall be subject to applicable payment obligations under Article 6 above. Within [… * …] GSK shall notify XenoPort of any quantity of the Products remaining in GSK’s inventory and subject to the last sentence in Section 15.2(c) below, XenoPort shall have the option, upon notice to GSK, to repurchase any such quantities of the Products from GSK at [… * …].

(b) Assignment of Regulatory Filings and Marketing Approvals. At XenoPort’s option, which shall be exercised by written notice to GSK, and to the extent permitted under Applicable Law, GSK shall assign or cause to be assigned to XenoPort or its designee (or to the

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

extent not so assignable, GSK shall take all reasonable actions to make available to XenoPort or its designee the benefits of) all Regulatory Filings for all Product in the Territory, including any such Regulatory Filings made or owned by GSK’s Affiliates and/or Sublicensees. In each case, unless otherwise required by any Applicable Law, the foregoing assignment (or availability) shall be made [… * …] the effective date of such termination, [… * …]. In addition, GSK shall promptly provide to XenoPort a copy of all Data and GSK Know-How pertaining to all Products in the Territory to the extent not previously provided to XenoPort and XenoPort shall have the right to use and disclose all Data and GSK Know How pertaining to such Products following termination of this Agreement.

(c) Supply. In addition, GSK shall use Commercially Reasonable Efforts to transition to XenoPort upon XenoPort’s request any arrangement with any contractor from which GSK had arranged to obtain a supply of the Compound or Products. In the event that such materials are manufactured by GSK, then, upon request by XenoPort, GSK shall continue to provide XenoPort with such materials [… * …]; provided that XenoPort shall use Commercially Reasonable Efforts to obtain such alternative source as soon as practicable; provided further that, Section 10.3 shall continue to apply during [… * …]. In addition, GSK shall promptly provide to XenoPort a copy of all Data pertaining to the manufacture of the Compound and the Products to the extent not previously provided to XenoPort, during the Term or pursuant to Section 15.2(b), and XenoPort shall have the right to use (and authorize the use of) and to disclose all such Data following termination of this Agreement. Notwithstanding the foregoing, if the Agreement is terminated by GSK prior to [… * …], then no later than the effective date of such termination, GSK shall [… * …] and shall cooperate fully with XenoPort to [… * …].

(d) Transition. Without limiting the foregoing, GSK shall use Commercially Reasonable Efforts to cooperate with XenoPort and/or its designee to effect a smooth and orderly transition in the development, sale and ongoing marketing, promotion and commercialization of the Products in the Territory during the Wind-down Period. Without limiting the foregoing, GSK shall use Commercially Reasonable Efforts to conduct in an expeditious manner any activities to be conducted under this Section 15.2.

(e) Licenses; Assignment of GSK Trademarks. Effective as of the date of any notice of termination of this Agreement pursuant to Section 14.2 or 14.3, to the extent requested by XenoPort, XenoPort shall have and is hereby granted by GSK a non-exclusive, worldwide license, with the right to grant sublicenses, under: (i) any Patents owned or Controlled by GSK that are reasonably necessary, for the purposes of making, having made, using, developing, importing, offering for sale, selling, distributing, marketing, promoting and otherwise exploiting the Compound and Products; (ii) the GSK Know How to make, have made, use, develop, import, offer for sale, sell, distribute, market, promote and otherwise exploit the Compound and Products ,and (iii) solely to the extent that the Agreement is terminated after the First Commercial Sale, GSK’s rights (including any copyrights) in the Promotional Materials, to use, reproduce, modify, distribute such Promotional Materials and derivatives thereof (provided that such license shall not include any rights with respect to the company trade name or logo of GSK and provided that such Promotion Materials would be provided “as is” and without any representations or warranties whatsoever with respect to the use of

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such Promotional Materials). In addition, GSK shall assign to XenoPort all right, title and interest to the GSK Trademarks, and all Product-specific domain names, for the Products, including all registrations thereof.

(f) Royalty Back. In the event of a termination by GSK under Section 14.3 after GSK has obtained a Marketing Approval in the Territory for a Neuropathic Pain Indication and commercially launched the Product for such indication in the Territory, XenoPort shall pay to GSK royalties on Net Sales of such Product by XenoPort, its Affiliates and licenses of such Product in the Territory, as follows: (i) if GSK achieved Annual Net Sales for such Product in a calendar year prior to termination of [… * …] XenoPort shall pay to GSK a royalty of [… * …] of the Net Sales of such Product in the Territory; and (ii) if GSK achieved Annual Net Sales for such Product in a calendar year prior to termination of [… * …] then in lieu of the royalty specified in (i) above, XenoPort shall pay to GSK a royalty of [… * …] of the Net Sales of such Product. Such royalty shall continue for a period of ten years (10) from the date of such termination, or if longer, until the expiration of the last XenoPort Patent that would be infringed by the unlicensed sale of such Product in the Territory. For such purposes, the provisions of Sections 1.36, 6.3(b) and 6.4, and of Article 7, shall apply mutatis mutandis.

(g) Return of Materials. Within [… * …] after the end of the Wind-down Period upon request by XenoPort, GSK shall use Commercially Reasonable Efforts to either return to XenoPort or destroy all tangible items comprising, bearing or containing trademarks (including the XenoPort Trademarks), trade names, patents, copyrights, designs, drawings, formulas or other Data, photographs, samples, literature, sales and promotional aids (“Product Materials”) and all Confidential Information of XenoPort, that is in GSK’s possession. Effective upon the end of the Wind-down Period, GSK shall: (i) cease to use all trademarks and trade names of XenoPort (including the XenoPort Trademarks) in the Territory, and all rights granted to GSK hereunder with respect to the Compound and all Products in the Territory shall terminate; and (ii) assign to XenoPort all trademarks and trade names of XenoPort (including the XenoPort Trademarks).

(h) Sublicensees. Any contracts with Sublicensees of any Product in the Territory engaged by GSK other than GSK’s Affiliates shall be assigned to XenoPort to the extent GSK has the right to do so and XenoPort so requests. In the event such assignment is not requested by XenoPort or GSK does not have the right to do so, then the rights of such Sublicensees shall terminate upon termination of GSK’s rights with respect to the Product in the Territory. GSK shall contractually require that its Affiliates and such Sublicensees (if not assigned to XenoPort pursuant to this Section15.2(h)) shall use Commercially Reasonable Efforts to transition all Products back to XenoPort in the manner set forth in this Section 15.2 as if such Affiliate or Sublicensee were named herein.

15.3 Rights Upon Termination for Bankruptcy. Notwithstanding the bankruptcy of XenoPort, or the impairment of performance by XenoPort of its obligations under this Agreement as a result of bankruptcy or insolvency of XenoPort, upon the termination of this Agreement by GSK pursuant to Section 14.4, GSK will be entitled to retain all rights and licenses granted to GSK by

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XenoPort under this Agreement. All rights and licenses granted under or pursuant to this Agreement by XenoPort to GSK are, and will otherwise be deemed to be, for purposes of Article 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Article 101(52) of the Bankruptcy Code. The Parties agree that GSK, as a licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against XenoPort under the Bankruptcy Code, GSK will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to GSK (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by GSK, unless XenoPort elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of XenoPort, upon written request therefore by GSK.

15.4 Additional Rights. The expiration or termination of this Agreement for any reason shall not relieve the Parties of any obligation (including any payments) that accrued prior to such expiration or termination. Further, neither Party will be precluded from pursuing all rights and remedies that it may have hereunder at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

15.5 Survival. Upon the expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate except those described in the following provisions: [… * …] In addition: (a) [… * …] and (b) [… * …] shall survive with respect to [… * …].

ARTICLE XVI

REPRESENTATIONS, WARRANTIES AND COVENANTS

16.1 General Representations. Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:

(a) Duly Organized. Such Party is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent such Party from performing its obligations under this Agreement.

(b) Due Execution; Binding Agreement. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and do not and will not: (i) require any consent or approval of its stockholders; (ii) to such Party’s knowledge, violate any Applicable Law, order, writ, judgment,

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decree, determination or award of any court, governmental body or administrative or other agency having jurisdiction over such Party; nor (iii) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which such Party is a party or by which it is bound.

(c) No Other Affiliates. As of the Effective Date, such Party does not have any Affiliates that are not Controlled Affiliates.

16.2 Representations and Warranties of XenoPort. XenoPort represents, warrants to GSK that, as of the Effective Date:

(a) it has the full right and authority to grant the rights and licenses as provided herein;

(b) it has not previously granted any right, license or interest in or to the XenoPort Patents or XenoPort Trademarks, or any portion thereof, that is in conflict with the rights or licenses granted to GSK under this Agreement;

(c) to its knowledge, there are no actual, pending, anticipated, alleged or threatened actions, suits, claims, interference or governmental investigations involving the Compound, the XenoPort Patents, the XenoPort Know-How or the XenoPort Trademarks by or against XenoPort, or any of its Affiliates; provided that no representation or warranty is made with respect to any Patent rights of a Third Party of which GSK is aware as of the Effective Date. In particular, to its best knowledge, there is no pending or threatened product liability action nor intellectual property right litigation in relation to the Compound;

(d) subject to Article 19, all necessary consents, approvals and authorizations of all Regulatory Authorities, other governmental authorities and other persons or entities required to be obtained by XenoPort in order to enter into this Agreement have been obtained; to its knowledge, there is no actual, pending, anticipated, alleged or threatened infringement by a Third Party of any of the XenoPort Patents, the XenoPort Know-How or the XenoPort Trademarks;

(e) to its knowledge, none of the issued XenoPort Patents or applications or registrations for the XenoPort Trademarks are invalid or unenforceable;

(f) it has not, up through and including the Effective Date, knowingly withheld any material information in its possession from GSK in response to GSK’s reasonable inquiries in connection with GSK’s due diligence relating to the Compound, this Agreement and the underlying transaction, and to the best of its knowledge, the information related to the Compound that XenoPort has provided to GSK prior to the Effective Date is up-to-date and accurate in all material respects; and

(g) [… * …]

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16.3 Representations and Warranties of GSK. GSK represents and warrants to XenoPort that, as of the Effective Date:

(a) it has the full right and authority to grant the rights granted herein;

(b) subject to Article 19, all necessary consents, approvals and authorizations of all Regulatory Authorities, other governmental authorities and other persons or entities required to be obtained by GSK in order to enter into this Agreement have been obtained; and

(c) GSK does not have any knowledge that any of XenoPort’s representations and warranties set forth in Sections 16.1 and 16.2 above are inaccurate.

16.4 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OR VALIDITY OF ANY PATENTS ISSUED OR PENDING.

ARTICLE XVII

INDEMNIFICATION

17.1 Indemnification of XenoPort. GSK shall indemnify and hold harmless each of XenoPort, its Affiliates and the directors, officers, stockholders and employees of such entities and the successors and assigns of any of the foregoing (the “XenoPort Indemnitees”), from and against any and all liabilities, damages, penalties, fines, costs, expenses (including, reasonable attorneys’ fees and other expenses of litigation) (“Liabilities”) from any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) incurred by any XenoPort Indemnitee, arising from, or occurring as a result of: (a) the use, marketing, distribution, importation or sale of any Product by GSK, its Affiliates or Sublicensees in the Territory; (b) the manufacture of any Compound or Product by or on behalf of GSK, its Affiliates or Sublicensees for use and/or distribution in the Territory; (c) gross negligence or willful misconduct in the conduct of the research and development activities conducted by GSK, or any of its Affiliates or Sublicensees, related to the Compound and/or any Product; and (d) any material breach of any representations, warranties or covenants by GSK in Article 16 above; except to the extent such Third Party Claims fall within the scope of XenoPort’s indemnification obligations set forth in Section 17.2 below or result from the gross negligence or fault of a XenoPort Indemnitee. In the event XenoPort exercises the Co-Promotion Option and is Co-Promoting Product, GSK’s indemnification obligations set forth in this Section 17.1 shall [… * …]

17.2 Indemnification of GSK. XenoPort shall indemnify and hold harmless each of GSK, its Affiliates and Sublicensees and the directors, officers and employees of GSK, its Affiliates and Sublicensees and the successors and assigns of any of the foregoing (the “GSK Indemnitees”), from

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and against any and all Liabilities from any Third Party Claims incurred by any GSK Indemnitee, arising from, or occurring as a result of (a) gross negligence or willful misconduct in the conduct of the research and development activities conducted by XenoPort or its Affiliates related to Compound and/or any Product, (b) the use, marketing, distribution, or sale of any Product by XenoPort, its Affiliates or licensees outside the Territory, (c) the manufacture of any Compound or Product by or on behalf of XenoPort, its Affiliates or licensees in the Territory for the purposes of use and/or distribution outside the Territory; or (d) any material breach of any representations, warranties or covenants by XenoPort in Article 16 above, except to the extent such Third Party Claims fall within the scope of GSK’s indemnification obligations set forth in Section 17.1 above or result from the fault of an GSK Indemnitee.

17.3 Procedure. A Party that intends to claim indemnification under this Article 17 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of the assertion or the commencement of Third Party Claim and will provide the Indemnitor such information with respect thereto that the Indemnitor may reasonably request. The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, subject to the limitations set forth in this Section 17.3, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense. If the Indemnitor shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 17.3, the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 17.3, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Section 17.3. The Indemnitee under this Section 17.3 shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by this indemnification.

ARTICLE XVIII

DISPUTE RESOLUTION

18.1 Dispute Resolution. The Parties agree that with respect to any disputes that are not within the authority of the ESC, JDC or JCC as provided in Article 3 (all such disputes that are not within the authority of the ESC, JDC or JCC would include disputes arising with respect to the interpretation, enforcement, termination or invalidity of this Agreement, and for the purposes of this Article 18, each a “Dispute”), the Dispute shall first be presented to the Chief Executive Officer of XenoPort and the Chief Operating Officer of GSK, or their respective designees for resolution. If the Chief Executive Officers, or their respective designees, cannot resolve the Dispute within [… * …] of the request to do so, either Party may initiate legal proceedings with respect thereto. Notwithstanding anything in this Article 18 to the contrary, XenoPort and GSK shall each have the

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right to apply to any court of competent jurisdiction for appropriate interim or provisional relief, as necessary to protect the rights or property of that Party.

18.2 Arbitration of Certain Limited Disputes. If: (i) the Parties do not agree upon [… * …] or (ii) the Parties otherwise mutually agree to the resolution of a dispute by binding arbitration; in each case, such dispute shall, upon written notice of either Party to the other, be resolved by final, binding arbitration in accordance with the provisions of this Section 18.2. The arbitration shall be conducted by the Judicial Arbitration and Mediation Services, Inc. (or any successor entity thereto) (“JAMS”) under its rules of arbitration then in effect, except as modified in this Agreement. The arbitration shall be conducted in the English language, by a single arbitrator. If the Parties are unable to agree on an arbitrator, the arbitrator shall be selected in accordance with the JAMS rules, or if the JAMS Rules do not provide for such selection, by the chief executive of JAMS. At his or her election, the arbitrator may engage an independent expert with experience in the subject matter of the Dispute to advise the arbitrator.

(a) With respect to any dispute to be resolved under this Section 18.2, the Parties and the arbitrator shall use all reasonable efforts to complete any such arbitration within [… * …] from the issuance of notice of a referral of any such dispute to arbitration. The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time that the Parties must expend for discovery; provided that the arbitrator shall permit such discovery as he or she deems necessary to permit an equitable resolution of the Dispute.

(b) The arbitration under this Section 18.2 with respect to the matter described in (i) above shall [… * …] Accordingly, [… * …] with respect to [… * …] the arbitrator shall [… * …].

(c) The Parties agree that the decision of the arbitrator shall be the binding remedy between them regarding the Dispute presented to the arbitrator. Any decision of the arbitrator may be entered in a court of competent jurisdiction for judicial recognition of the decision and an order of enforcement. The arbitration proceedings and the decision of the arbitrator shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless each Party otherwise agrees in writing; provided that either Party may make such disclosures as are permitted for Confidential Information of the other Party under Article 11 above.

(d) Unless otherwise mutually agreed upon by the Parties, the arbitration proceedings shall be conducted in New York, New York. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, the cost of the independent expert retained by the arbitrator, and the cost of the arbitrator and administrative fees of JAMS. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses.

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ARTICLE XIX

HART-SCOTT-RODINO

19.1 HSR Act Compliance. Notwithstanding anything to the contrary in this Agreement, this Agreement shall be binding upon the Parties as of the Effective Date; however, the provisions of Articles 2-7 shall not take effect, and commencement of the collaboration shall not occur, until the Closing Date.

19.2 Cooperation.

(a) The Parties shall use their Commercially Reasonable Efforts to obtain prompt clearance required under the HSR Act for the consummation of this Agreement and the transactions contemplated hereby and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request; provided, however, that neither Party shall be required to consent to the divestiture or other disposition of any of its or its Affiliates’ assets or to consent to any other structural or conduct remedy, and each Party and its Affiliates shall have no obligation to contest, administratively or in court, any ruling, order or other action of the FTC or DOJ or any third party respecting the transactions contemplated by this Agreement.

(b) The Parties hereto commit to instruct their respective counsel to cooperate with each other and use Commercially Reasonable Efforts to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of the applicable HSR Act waiting period. Said Commercially Reasonable Efforts and cooperation include, but are not limited to, counsel’s undertaking: (i) to keep each other appropriately informed of communications from and to personnel of the reviewing antitrust authority; and (ii) to confer with each other regarding appropriate contacts with and response to personnel of the FTC or DOJ.

ARTICLE XX

GENERAL PROVISIONS

20.1 Effect of Restatement. It is understood that this Restated Agreement supersedes and replaces the Original Agreement from and after the Restatement Effective Date. Notwithstanding the foregoing, the terms of the Original Agreement shall continue to apply with respect to matters that occurred prior to the Restatement Effective Date.

20.2 Force Majeure. If the performance of any part of this Agreement (except for any payment obligation under this Agreement) by either Party is prevented, restricted, interfered with or delayed by reason of force majeure (including, fire, flood, embargo, power shortage or failure, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance or acts of God), the Party so affected shall, upon giving written notice to the other Party, be excused from such

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performance to the extent of such prevention, restriction, interference or delay; provided that the affected Party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.

20.3 Governing Law. This Agreement and all questions regarding its validity or interpretation, or the breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to conflict of law principles.

20.4 Waiver of Breach. Except as otherwise expressly provided in this Agreement, any term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance. The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to enforce the same. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

20.5 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by a duly authorized representative of each Party. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by a duly authorized representative of each Party.

20.6 Severability. In the event any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. In the event a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement upon [… * …] prior written notice to the asserting Party, unless such assertion is eliminated and the effect of such assertion cured within such [… * …] period. Any termination in accordance with the foregoing shall be deemed a termination pursuant to Section 14.3 if the Party who made the assertion was GSK, and shall be deemed a termination under Section 14.2 by reason of a breach by XenoPort, if XenoPort is the Party who made such assertion.

20.7 Entire Agreement. This Agreement (including the Exhibits attached hereto), together with the pharmacovigilance agreement specified in Section 4.12(a), the Pharmacovigilance Agreement specified in Section 4.12(b), the Co-Promotion Agreement specified in Section 5.5 and the supply agreement specified in Section 10.3(b) (from and after the time that each such agreement is executed by the Parties), constitute the entire agreement between the Parties relating to its subject matter and supersede all prior or contemporaneous agreements, understandings or representations,

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either written or oral, between XenoPort and GSK with respect to such subject matter, subject to Section 20.1.

20.8 Notices. Unless otherwise agreed by the Parties or specified in this Agreement, all communications between the Parties relating to, and all written documentation to be prepared and provided under, this Agreement shall be in the English language. Any notice required or permitted under this Agreement shall be in writing in the English language: (a) delivered personally; (b) sent by registered or certified mail (return receipt requested and postage prepaid); (c) sent by express courier service providing evidence of receipt, postage pre-paid where applicable; or (d) sent by facsimile (receipt verified and a copy promptly sent by another permissible method of providing notice described in paragraphs (b), (c) or (d) above), to the following addresses of the Parties or such other address for a Party as may be specified by like notice:

To XenoPort: XenoPort, Inc. 3410 Central Expressway Santa Clara, CA 95051 Telephone: (408) 616-7200 Facsimile: (408) 616-7211 Attention: Secretary	To GSK: Glaxo Group Limited Glaxo Wellcome House, Berkeley Avenue Greenford, Middlesex, UB6 0NN, England Telephone: 44 20 8 047 4501 Facsimile: 44 20 8 047 6904 Attention: Company Secretary

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With a copy to: Wilson, Sonsini, Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304 Telephone: (650) 493-9300 Facsimile: (650) 493-6811 Attention: Kenneth A. Clark

With a copy to:

GlaxoSmithKline

709 Swedeland Road

P.O. Box 1539

King of Prussia, PA 19406-0939 USA

Telephone: (610) 270-5397

Facsimile: (610) 270-5880

Attention : Senior Vice President, Worldwide

Business Development

and

GlaxoSmithKline

2301 Renaissance Boulevard

Mailcode RN0220

King of Prussia, PA 19406-2772

Telephone: (610) 787-3626

Facsimile: (610) 787-7084

Attention: Vice President and Associate General

Counsel, Business Development Transactions

Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the Party to whom it is addressed or within seven (7) days of dispatch whichever is earlier.

20.9 Assignment. This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto; except either Party may assign this Agreement without the other Party’s consent to an entity that acquires substantially all of the business or assets of the assigning Party, whether by merger, acquisition or otherwise, provided that the Party to whom this Agreement is assigned assumes this Agreement in writing or by operation of law. In addition, either Party shall have the right to assign this Agreement to an Affiliate upon written notice to the non-assigning Party; provided that the assigning Party guarantees the performance of this Agreement by such Affiliate; and further provided that if the non-assigning Party reasonably believes such assignment could result in material adverse tax consequences to the non-assigning Party, such assignment shall not be made without the non-assigning Party’s consent. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any assignment of this Agreement in contravention of this Section 20.9 shall be null and void.

20.10 No Partnership or Joint Venture. Nothing in this Agreement is intended, or shall be deemed, to establish a joint venture or partnership between XenoPort and GSK. Neither Party to this

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Agreement shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.

20.11 Interpretation. The captions to the several Articles and Sections of this Agreement are not a part of this Agreement, but are included for convenience of reference and shall not affect its meaning or interpretation. In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under International Generally Accepted Accounting Principles. All references to a “business day” or “business days” in this Agreement means any day other than a day which is a Saturday, a Sunday or any day banks are authorized or required to be closed in the United States or in the United Kingdom.

20.12 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of XenoPort and GSK are subject to prior compliance with the export regulations of the United States, the European Union or any other relevant country and such other laws and regulations in effect in the United States, the European Union or any other relevant country as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of the United States, the countries within the European Union and any other relevant countries. XenoPort and GSK shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

20.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, the Parties have executed this Development and Commercialization Agreement as of the Restatement Effective Date.

XENOPORT, INC.

BY:	/s/ Ronald W. Barrett

NAME:	Ronald W. Barrett

TITLE:	Chief Executive Officer

GLAXO GROUP LIMITED

BY:	/s/ Rosalind F. Cheetham

NAME:	Rosalind F. Cheetham

TITLE:	Attorney-In-Fact

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 1.15

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 1.62

XenoPort Patents

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 1.63

XenoPort Trademarks

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 2.1

Reversion of Rights

1. Further to Section 2.1(b) of the Restated Agreement, the Parties hereby agree as follows:

(a) To the extent permitted under Applicable Law, GSK shall assign (or cause to be assigned to) XenoPort all Regulatory Filings for all Products in the ROW Territory (including any such Regulatory Filings made or owned by GSK’s Affiliates), or to the extent not so assignable, GSK shall take all reasonable actions to make available to XenoPort or its designee the benefits of such Regulatory Filings. In each case, the foregoing assignment (or availability) shall be made [… * …]

(b) Effective as of the Restatement Effective Date, [… * …] to the extent applicable, XenoPort shall have and is hereby granted by GSK a non-exclusive license, with the right to grant sublicenses, under any Patents owned or Controlled by GSK: (i) for the purposes of making, having made, using, developing, importing, offering for sale, selling, distributing, marketing, promoting and otherwise exploiting the Compound and Products in the ROW Territory; (ii) [… * …] of the Agreement, to conduct within the Territory research and development activities that are directed towards obtaining Marketing Approvals or otherwise developing Products for commercialization outside the Territory; and (iii) to manufacture the Compound and Product within the Territory solely for use in the foregoing research and development activities and/or solely for development, commercialization and exploitation outside the Territory.

(c) From and after the Restatement Effective Date, GSK shall: (A) cease to use all trademarks and trade names of XenoPort (including the XenoPort Trademarks) in the ROW Territory; and (ii) if applicable, assign to XenoPort all trademarks and trade names of XenoPort (including the XenoPort Trademarks) in the ROW Territory.

As used herein, “ROW Territory” shall mean all countries in the world other than the United States.

2. GSK represents and warrants that, [… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 2.3(b)

Phase I Activities

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 2.4(b)

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 4.1

Initial Development Plan for Restless Legs Syndrome

(See attached.)

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EXHIBIT 4.1 (contd.)

Initial Development Plan for Neuropathic Pain

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 4.1(d)

GSK Policies

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 4.3(a)

Clinical Studies and Activities

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 5

Co-Promotion Agreement Terms

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 6.5

Financial Planning, Accounting and Reporting Methodologies

(Operating Profit or Loss)

This Exhibit 6.5 addresses the financial planning, accounting policies and procedures to be followed under the Agreement in determining sharing of revenue and expenses and related share of Operating Profit or Loss in the United States. Terms not defined in this Exhibit 6.5 shall have the meanings set forth in the Agreement.

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 10.1

Supply Transition – Technical Transfer Requirements

Documentation and materials to be supplied by XenoPort as part of technical transfer requirements include, but are not limited to, the follow:

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT 11.3

Press Release

(See publicly filed press release.)

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EXHIBIT 12.2

XenoPort Prosecuted Patents

[… * …]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED